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                           SECOND AMENDED AND RESTATED

                 REVOLVING LOAN, GUARANTY AND SECURITY AGREEMENT

                                      among

        FLEET BANK, N.A. (as successor to NatWest Bank, N.A. and National
                              Westminster Bank NJ),

                                       and

                    SOVEREIGN BANK, collectively, the Banks,

                                       and

                           FLEET BANK, N.A., as Agent,

                                       and

                     SUPREMA SPECIALTIES, INC., as Borrower,

                                       and

                         SUPREMA SPECIALTIES WEST, INC.,

                                       and

        SUPREMA SPECIALTIES NORTHEAST, INC., collectively, the Guarantors dated as of

                                December 16, 1998

================================================================================

                   SECOND AMENDED AND RESTATED REVOLVING LOAN,
                         GUARANTY AND SECURITY AGREEMENT

     THIS SECOND AMENDED AND RESTATED REVOLVING LOAN, GUARANTY AND SECURITY AGREEMENT dated as of December 16, 1998 is by and among FLEET BANK, N.A. (as successor to NatWest Bank, N.A. and National Westminster Bank NJ, "Fleet"), having an office at 208 Harristown Road, Glen Rock, New Jersey 07452, SOVEREIGN BANK ("Sovereign"), having an office at 901 West Park Avenue, Ocean, New Jersey 07712 (Fleet and Sovereign are individually referred to herein as a "Bank" and collectively as the "Banks"), FLEET BANK, N.A., as agent for the Banks hereunder (in such capacity, the "Agent"), having an office at 208 Harristown Road, Glen Rock, New Jersey 07452, SUPREMA SPECIALTIES, INC. (the "Borrower"), a New York corporation, with its principal place of business at 510 East 35th Street, Paterson, New Jersey 07543, SUPREMA SPECIALTIES WEST, INC. ("Suprema West"), a California corporation, with its principal place of business at 14253 South Airport Way, Manteca, California 95336 and SUPREMA SPECIALTIES NORTHEAST, INC. ("Suprema Northeast"), a New York corporation, with its principal place of business at 30 Main Street, Ogdensburg, New York 13669 (Suprema West and Suprema Northeast are collectively referred to as the "Guarantor"). Capitalized terms used herein without definition shall have the meanings assigned to such terms in
Section 1.

                              W I T N E S S E T H:

     WHEREAS, Borrower, Suprema West, as guarantor, and Fleet are parties to that certain Revolving Loan, Guaranty and Security Agreement dated February 15, 1994, as amended by, among other letter agreements, letter agreements dated as of February 15, 1994, March 14, 1994, April 21, 1994, November 23, 1994 and March 13, 1997 (effective as of January 31, 1997) and as further amended by those certain Amendments dated December 20, 1994, March 30, 1995, June 30, 1995, February 1, 1996, January 31, 1997, which, inter alia, added Suprema Northeast, as a guarantor, and May 29, 1997 (collectively, the Revolving Loan, Guaranty and Security Agreement as amended through the date hereof is referred to herein as the "Original Loan Agreement"); and

     WHEREAS, pursuant to a certain Amended and Restated Revolving Loan, Guaranty and Security Agreement dated as of January 5, 1998 by and among Fleet, the Borrower and the Guarantor (the "First Restated Loan Agreement"), the Original Loan Agreement was modified and restated for the purpose of, among other things, (i) providing for an increase of the Commitment to $25,000,000, (ii) extending the Commitment Expiration Date to November 2, 1999, (iii) modifying certain of the financial covenants set forth therein and (iv) otherwise amending and restating the terms and conditions of the Original Loan Agreement to reflect the terms and conditions set forth in the amendments thereto through the date hereof and certain other mutually agreeable modifications; and

     WHEREAS, the First Restated Loan Agreement as amended by certain letter agreements dated as of January 28, 1998 and February 23, 1998 and March 9, 1998, respectively, as amended pursuant to an Amendment thereto dated as of August 31, 1998 to increase the maximum Commitment by $1,000,000 to $26,000,000, and as further amended pursuant to a Second Amendment dated as of October 19, 1998 to
(i)  temporarily  increase the maximum  Commitment by $4,000,000 to $30,000,000,
(ii) extend the Commitment Expiration Date to November 2, 2000, and (iii) modify certain of the financial covenants set forth in the Credit Agreement; and

     WHEREAS, the Borrower and the Guarantor have requested that the revolving credit facility maintained pursuant to the First Restated Loan Agreement be amended to increase the maximum Commitment by $5,000,000 to $35,000,000; and

     WHEREAS, Fleet is agreeable to said amendment provided that Sovereign agrees to make Loans to the Borrower, on a several basis with Fleet, as provided in Section 2.1 of this Agreement.

     NOW, THEREFORE, in consideration of the premises, the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the terms and conditions of the First Restated Loan Agreement are hereby amended and restated in their entirety to read as follows:

                             SECTION 1: DEFINITIONS.

     When used herein, the following terms shall have the following meanings (such definitions to be equally applicable to both singular and plural forms):

     "Accounts" means all "accounts" (as defined in the UCC) now owned or hereafter acquired by the Borrower and/or the Guarantor, and also means and includes, without limitation or duplication, all Receivables, all right, title and interest of the Borrower and/or the Guarantor in, to and under any accounts receivable, chattel paper, contract rights (including rights under the agreements pursuant to which the Borrower and/or the Guarantor acquired any Subsidiary, division or operating entity or other Assets and all documents, instruments, agreements and understandings relating thereto), bonds, securities, book debts, notes, drafts and other obligations or indebtedness owing to the Borrower and /or the Guarantor arising from the sale, lease or exchange of goods, services or other property by any of them (including, without limitation, any such obligation which might be characterized as an account, contract right or general intangible under the Uniform Commercial Code as in effect in any jurisdiction), purchase orders for goods, services or other property (and any goods, services or other property represented by any of the foregoing (including returned and repossessed goods and unpaid seller's rights of rescission, replevin, reclamation and rights of stoppage in transit)), monies due or to become due to the Borrower and/or the Guarantor under contracts for the sale, lease or exchange of goods or other property and/or performance of services (whether or not earned by performance on the part of the Borrower and/or the Guarantor), including, without limitation, the right to receive the proceeds of any such purchase orders and/or contracts, tax refunds, insurance proceeds and/or condemnation awards, amounts refunded or paid to the Borrower and/or the Guarantor as a result of such amounts being deemed voidable transfers in any insolvency or bankruptcy proceeding, rights to receive tax refunds, insurance proceeds and/or condemnation awards, investments, in each case whether now existing or hereafter arising or acquired, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

     "Affiliate" of any Person means any other Person who, directly or indirectly, controls or is controlled by or is under common control with such Person. A Person shall be deemed to be "controlled by" any other Person who possesses, directly or indirectly, power: (a) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person; or (b) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

     "Agreement" means this Second Amended and Restated Revolving Loan, Guaranty and Security Agreement, as the same may from time to time be amended, modified, supplemented or renewed.

     "Assets" means all "assets" (as defined in and within the meaning of GAAP) and, without duplication, any and all interests whether direct or indirect, in real or personal property, whether tangible or intangible, now owned or hereafter acquired by the Borrower and/or the Guarantor, and shall include any and all Collateral.

     "Borrowing  Base" means the sum, as reasonably  determined by the Agent, of
(i) 80% of Eligible Receivables aged less than 91 days, and (ii) 40% of the book value of raw materials, work-in-progress and finished goods Inventory, exclusive of any Inventory warehoused at any warehouse location for which the Agent has not received a warehouse lien waiver in form and substance acceptable to the Agent, subordinating the warehouseman's Lien to the Lien of the Agent; provided, however, in no event shall the number arrived at in clause (ii) above exceed 50% of the aggregate amount of Loans outstanding.

     For purposes of calculating the value of Inventory included in the Borrowing Base, such value shall not include Inventory capital costs, packaging and supplies.

     "Borrowing Base Certificate" means a certificate (substantially in the form of Exhibit B annexed hereto) appropriately completed and duly executed by the chief financial officer of the Borrower.

     "Borrowing Notice" means, a written or telecopied notice to the Agent by the Borrower specifying (i) the date of a proposed borrowing and (ii) the amount of the Loan requested.

     "Business Day" means a day on which commercial banks settle payments in New York or London if the payment obligation is calculated by reference to any (i) LIBOR Rate, or (ii) New York, if the payment obligation is calculated by reference to any Prime Rate.

     "Capital Expenditures" means, as to any Person, without duplication, and for any period, the cost attributed in accordance with GAAP consistent with those applied in preparation of the financial statements referred to in Section
10.1 hereof to acquisitions during such period by such Persons, of any asset, tangible or intangible, or replacements or substitutes therefor or additions thereto (including, without limitation, Capitalized Leases and operating leases but excluding leases associated with the Borrower's and/or Guarantor's operating facilities and warehouses) which such Person treated as a noncurrent asset on such Person's financial statements, including, without limitation, the acquisition or construction of assets having a useful life of more than one (1) year.

     "Capital Expenditures (Non-Operating Leases)" means the aggregate of all expenditures on a consolidated basis for the Borrower and its Subsidiaries including deposits and capital leases made by the Borrower and its Subsidiaries that, in conformity with

GAAP, are required to be included in the property plant, equipment, or similar fixed asset account.

     "Capitalized Leases" means any lease obligation which is capitalized on a balance sheet of a Person prepared in accordance with GAAP.

     "Closing" means December 16, 1998.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Collateral" is defined in Section 8.1.

     "Commitment" means for the period from and including the Closing to, but excluding the Commitment Expiration Date, the commitment of the Banks to make Loans to the Borrower pursuant to this Agreement in an aggregate principal amount not to exceed at any time outstanding $35,000,000, as such amount may be reduced pursuant to Section 5.2.

     "Commitment Expiration Date" means November 2, 2000.

     "Consolidated Cash Flow" means, for any period, Consolidated Net Earnings of the Borrower and its Subsidiaries before taxes and interest, depreciation and amortization expense and any other non-cash charges, including amortization expenses associated with Slotting Fees, finance charges and other non-cash charges items, for such period.

     "Consolidated Fixed Charges" means, for any period, the sum of Consolidated Interest Expense of the Borrower and its Subsidiaries and consolidated Operating Lease Expense of the Borrower and its Subsidiaries for such period.

     "Consolidated Interest Expense" means, for any period, the amount of interest accrued on, or with respect to, interest bearing obligations of the Borrower and its Subsidiaries, including, without limitation, amortization of debt discount, imputed interest on Capitalized Leases and interest on the Obligations and other Indebtedness of the Borrower and its Subsidiaries, determined on a consolidated basis for such period, but only to the extent deducted from revenues of the Borrower and its Subsidiaries in computing consolidated Net Earnings for such period. For purposes of calculating Consolidated Interest Expense, any interest capitalized pursuant to the specific terms of the New Senior Subordinated Notes shall not be included.

     "Consolidated Net Earnings" means, for any period, total accrual earnings of the Borrower and its Subsidiaries calculated in accordance with GAAP, excluding: (i) extraordinary gains and losses; and (ii) any equity interest of the Borrower on the unremitted earnings of any corporation which is not a Subsidiary of the Borrower for such period.

     "Consolidated Net Worth" means at any time consolidated stockholders' equity as would be reflected on a balance sheet of the Borrower and Subsidiaries prepared on a consolidated basis in accordance with GAAP at such time.

     "Consolidated Total Assets" means at any time the total assets of the Borrower and its Subsidiaries which would be shown as assets on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP at such time.

     "Consolidated Total Debt" means, at any time, an amount equal to all Indebtedness of the Borrower and its Subsidiaries, determined on a consolidated basis at such time.

     "Contingent Obligation" means, as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, lease, dividend or other obligation (the "primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor or to permit the primary obligor to meet financial covenants, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or
(d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

     "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

     "Default" means any event which, if it continues uncured will, with lapse of time or the giving of notice, or both, constitute an Event of Default.

     "Default  Rate" means a per annum rate of  interest  equal to the lesser of
(a) Lending Rate plus an additional three percent (3%) per annum, or (b) the highest rate permissible under applicable law.

     "Dollars" and "$" means dollars in lawful currency of the United States of America.

     "Eligible Receivable" means, at any date of determination thereof, the aggregate amount of all Receivables at such date and as to which the representations and warranties herein are true and correct when created and at all times thereafter. Notwithstanding the above and without limiting the Agent's discretion to determine eligibility, the following shall not be Eligible Receivables (determined without duplication):

     (a) (i) any Receivable which is not due and payable within sixty (60) days after the date created, (ii) any Receivable which remains unpaid for more than ninety (90) days after its invoice date (to the extent so unpaid), and/or (iii) all Receivables owing by any account debtor (including a currently existing Receivable) if 50% of the aggregate balance of all Receivables of such account debtor have remained unpaid for more than ninety (90) days after their original invoice dates or are otherwise not Eligible Receivables hereunder;

     (b) any Receivable with respect to which the account debtor is a director, officer, employee, agent, Affiliate or Subsidiary of the Borrower or the Guarantor;

     (c) any Receivable with respect to which and to the extent payment by the account debtor is or may be conditional and accounts receivable commonly known as "bill and hold," progress billings or any similar or like arrangement;

     (d) any Receivable with respect to which the account debtor is not a resident or citizen of or otherwise located in the United States or Canada, or with respect to which the account debtor is not subject to service of process in the United States or Canada;

     (e) any Receivable with respect to which the account debtor is the United States or any department, agency or instrumentality thereof, except to the extent compliance with the Federal Assignment of Claims Act has been completed to the satisfaction of the Agent;

     (f) any Receivable with respect to which the Borrower or the Guarantor is or may become liable to the account debtor for goods sold or services rendered by such account debtor to the Borrower or the Guarantor;

     (g) any Receivable (i) with respect to which the goods giving rise thereto have not been shipped and delivered, (ii) to which there are setoffs, counterclaims, chargebacks or disputes existing and as to which there are facts, events or occurrences which in any manner would impair the validity, enforceability or collectibility of such Receivable or reduce the amount payable or delay payment thereunder except such Receivable shall be deemed Eligible by the Agent to the extent of the amount of the Receivable which is not affected thereby, (iii) with respect to which the services performed giving rise thereto have not been completed, or (iv) which is subject to a claim of reduction or for credit by the account debtor thereof by reason of such services being unsatisfactory;

     (h) any Receivable which is not invoiced (and dated as of the date of the shipment and delivery of goods or the performance of services, as the case may
be) and sent to the account debtor thereof concurrently with or not later than seven (7) days after the shipment and delivery to and acceptance by such account debtor of the goods giving rise thereto or the performance of the services giving rise thereto;

     (i) any Receivable with respect to which possession and/or control of the goods sold giving rise thereto is held, maintained or retained by the Borrower or the Guarantor (or by any agent or custodian of the Borrower or the Guarantor) for the account of or subject to further and/or future direction from the account debtor thereof;

     (j) any Receivable which arises from a "sale on approval" or a "sale or return" (except for customary shelf-life restrictions and other return policies consistent with the ordinary and usual in course of business);

     (k) any Receivable which the Agent, at any time or times hereafter, determines, reasonably and in good faith, that the prospect of payment or performance by the account debtor is or will be impaired; and

     (l) any Receivable which is owed by account debtors deemed uncreditworthy and unacceptable at all times by the Agent in exercise of its reasonable discretion.

     "Environmental Laws" shall mean all Requirements of Law relating to the environment and workplace safety including, without limitation, the Industrial Site Recovery Act of New Jersey ("ISRA") the Clean Air Act ("CAA"), the Clean Water Act ("CWA"), the Toxic Substances Control Act ("TSCA"), the Hazardous Materials Transportation Act ("HMTA"), the Resource Conservation and Recovery Act, as amended ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), as modified by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Emergency Planning and Community Right to Know Act ("EPCRA"), the Noise Control Act ("NCA"), the Occupational Health and Safety Act ("OSHA"), the Safe Drinking Water Act and the Federal Insecticide, Fungicide and Rodenticide Act, as any such Requirements of Laws may be amended, supplemented or otherwise modified from time to time.

     "Environmental Liabilities" means any and all claims, demands, penalties, fines, liabilities, settlements, damages, losses, costs and expenses (including, without limitation, reasonable attorneys' and reasonable consultants' fees and reasonable disbursements, remedial investigation and feasibility study costs, clean-up costs and other response costs under the Environmental Laws, currently in existence or which may be enacted in the future, reasonable laboratory fees, court costs and litigation expenses) of whatever kind or nature, known or unknown, contingent or otherwise, arising out of or in any way related to (i) the presence, disposal, release or threatened release of any Hazardous Materials which are on, from or which affect the Premises or any part thereof, including, without limitation, soil, water, vegetation, buildings, equipment, personal property, or which affect Persons, animals or otherwise; (ii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials or damage to wetlands whether or not relating to Hazardous Materials; (iii) any lawsuit brought or threatened, settlement reached, or government order or directive relating to such Hazardous Materials; and/or (iv) any violation of any Requirement of Law or requirements or demands of any Governmental Authority, which are based upon or in any way related to such Hazardous Materials and which are paid or incurred by the Agent, any Bank or any other Indemnitee.

     "Equipment" means all "equipment" (as defined in the UCC) now owned or hereafter acquired by the Borrower and/or the Guarantor.

     "Equipment Operating Leases" means all leases other than (a) Capitalized Leases and (b) leases associated with the leasing of the operating facilities and warehouse of the Borrower and its Subsidiaries.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "ERISA   Affiliate"   means  each  trade  or   business   (whether  or  not
incorporated) which together with the Borrower would be deemed to be a single employer under Section 414 of the Code.

     "Eurodollar Loans" means Loans hereunder that bear interest for the Interest Period applicable thereto at a rate of interest based upon the LIBOR Rate.

     "Event of Default" means any of the events described in Section 12.1 of this Agreement.

     "Fiscal Year" means, in respect of the Borrower, the twelve (12) calendar months ending June 30.

     "Fleet Mortgage" means the first mortgage dated March 29, 1996 given by the Borrower to Fleet on the Borrower's facility in Paterson, New Jersey and recorded on April 17, 1996 in the Passaic County Register's Office in Volume 159, Page 53, et seq., to secure the Fleet Mortgage Loan, as same has been and may hereafter be amended and modified.

     "Fleet Mortgage Loan" means the mortgage loan dated March 29, 1996 given by Fleet to the Borrower in the original principal amount of $1,050,000.

     "Fleet Mortgage Loan Documents" means the Fleet Mortgage, the Absolute Assignment of Leases and Rents and all other documents, agreements and instruments executed in connection with the Fleet Mortgage Loan.

     "Fluctuating Rate Loans" means Loans hereunder that bear interest at a rate of interest based upon the Prime Rate.

     "FNB" means Fleet National Bank, a national banking association.

     "GAAP" means generally accepted accounting principles in the United States of America in effect from time to time.

     "General Intangibles" means "general intangibles" (as defined in the UCC) now owned or hereafter acquired by the Borrower and/or the Guarantor, and also means and includes, without limitation, (i) all obligations or indebtedness owing to the Borrower and/or the Guarantor (other than Accounts), (ii) all know-how, patents and patent applications, copyrights, licenses, royalties, computer tapes, programs and software, trademarks, trade names, service marks and names, logos, goodwill, causes of action, choses in action, judgements, corporate and other business records, trade secrets, customer lists, together with all instruments, all documents of title representing any of the foregoing, and all books, ledgers, files and records with respect thereto, (iii) all rights or claims in respect of insurance refunds, indemnification, contribution and/or subrogation, and (iv) all rights or claims in respect of refunds for taxes paid.

     "Goods" means all "goods" (as defined in the UCC) now owned or hereafter acquired by the Borrower and/or the Guarantor.

     "Governmental Authority" means any sovereign state, nation or government, any state or other political subdivision, commission, board, bureau, instrumentality or agency thereof and any authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Guarantor" means collectively, Suprema Specialties West, Inc., and Suprema Specialties Northeast, Inc., jointly and severally.

     "Guaranty" means the joint and several guaranty of the Obligations of the Borrower by the Guarantor provided for in Section 7, as the same may from time to time be amended, modified or supplemented.

     "Hazardous Materials" means, without limitation, any flammable material, explosives, radioactive materials, gasoline, petroleum products, asbestos, urea formaldehyde, polychlorinated biphenyls, hazardous materials, hazardous wastes, hazardous or toxic substances, pollutants, contaminants, materials containing hazardous constituents, or related materials as defined in the Environmental Laws.

     "Indebtedness" of any Person, means, at a particular date, the sum (without duplication and in conformity with GAAP) at such date of all (a) indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (including, without limitation, all notes payable and all obligations evidenced by bonds, debentures, notes or other similar instruments but excluding trade payables incurred in the ordinary course of business not overdue by more than 90 days),
(b) obligations with respect to any installment sale or conditional sale agreement or title retention agreement with respect to property acquired by such Person, (c) indebtedness arising under acceptance facilities, (d) unpaid reimbursement obligations arising in connection with surety, performance or other similar bonds and in connection with standby letters of credit issued in lieu of such bonds, (e) the outstanding amount of all other letters of credit (other than those referred to in clause (d)) issued for the account of such
Person and, without duplication, all unpaid reimbursement obligations thereunder, (f) any obligations of such Person under Capitalized Leases, (g) any obligation of such Person under Equipment Operating Leases, (h) payment obligations with respect to interest rate swap, floating rate or similar agreements and (i) Contingent Obligations of such Person.

     "Instruments" means all "instruments," "chattel paper" or "letters of credit" (each as defined in the UCC) evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any Account, including, without limitation, promissory notes, drafts, bills of exchange and trade acceptances, now owned or hereafter acquired by the Borrower and/or the Guarantor.

     "Intangibles" means, at a particular date, all Assets of the Borrower and its Subsidiaries, on a consolidated basis, determined at such date, that would be classified as intangible assets in accordance with GAAP.

     "Interest Period" means the 1, 2, 3, 4 and 6 month period selected by the Borrower during which the relevant Loan bears interest at the LIBOR Rate as elected by the Borrower in accordance with the terms of this Agreement; subject, however to the following:

     (a) If any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day.

     (b) If any Interest Period begins on the last Business Day of a calendar month or on a day on which there is no numerically corresponding day in the calendar month in which such Interest Period would otherwise expire, then such Interest period shall end on the last Business Day of such calendar month.

     (c) No Interest Period shall extend beyond the Termination Date.

     "Inventory" means all "inventory" (as such term is defined in the UCC) now owned or hereafter acquired by the Borrower and/or the Guarantor of every kind and description, wherever located, including, without limitation, all merchandise, raw materials, parts, supplies, work-in-process and finished goods, together with all containers, packing, packaging, shipping and similar materials relating thereto or any products made or processed therefrom.

     "Lending Rate" means, on any date, a rate of interest per annum (based on a three hundred sixty (360) day year and the actual number of days elapsed) equal to, in the case of Fluctuating Rate Loans, the Prime Rate and, in the case of Eurodollar Loans for the Interest Period therein specified, equal to 2.00% in excess of the LIBOR Rate.

     "Letter of Credit" means that certain irrevocable letter of credit (letter of credit #JS167748) in a face amount of $400,000 issued by Fleet for the account of the Borrower and for the benefit of SAFECO.

     "LIBOR Rate" means the rate per annum (rounded upward, if necessary, to the nearest 1/32 of one percent) as determined by the Agent on the basis of the offered rates for deposits in U.S. dollars, for a period of time comparable to such Eurodollar Loan which appears on the Telerate page 3750 at 11:00 a.m. London time on the day that is two London Banking Days preceding the first day of such Eurodollar Loan; provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the LIBOR Rate shall be the rate (rounded upward as described above, if necessary) for deposits in dollars for a period substantially equal to the interest period on the Reuters Page "LIBO" (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London
Time), on the day that is two (2) London Banking Days prior to the beginning of such interest period. "Banking Day" shall mean in respect of any city, any date on which commercial banks are open for business in that city.

     If both the Telerate and Reuters system are unavailable, then the rate for that date will be determined by the Agent on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to such Eurodollar Loan which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time, on the day that is two (2) London Banking Days preceding the first day of such Eurodollar Loan as selected by the Agent. The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S. Dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for a period of time comparable to such Eurodollar Loan offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the day that is two (2) London Banking Days preceding the first day of such Eurodollar Loan. In the event that the Agent is unable to obtain any such quotation as provided above, it will be deemed that LIBOR pursuant to a Eurodollar Loan cannot be determined.

     In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to LIBOR deposits then for any period during which such Reserve Percentage shall apply, LIBOR shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage.

     "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease, and the filing of any financing statement (but only to the extent any such financing statement purports to record the grant of a security interest and not including any financing statements filed for notice purposes only) under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

     "Loan" and "Loans" are  defined in Section 2.1.

     "Loan Documents" means, collectively, this Agreement and each document, agreement and instrument executed in connection herewith or pursuant hereto together with each document, agreement and instrument made by the Borrower or any Guarantor with or in favor of or owing to the Agent or either Bank.

     "Master Agreement Obligations" means the obligation to reimburse Fleet for any amount paid to FNB on account of any of Borrower's obligations under the Master Agreement, as described in Section 2.6

     "Marketing Services Agreements" means any and all other agreements entered into by the Borrower and/or the Guarantor and a Person, pursuant to which the Borrower and/or Guarantor retains the services of such Person to expand the marketing, distribution and sales network for existing products of the Borrower and/or Guarantor and to assist in the introduction of new products to market.

     "Master Agreement" means that certain Master Agreement dated April 29, 1998 entered into between the Borrower and FNB, which amended the original master agreement dated June 5, 1995 between the Borrower and NatWest Bank, N.A.

     "Material Adverse Effect" means a material adverse effect on the business, operations, property or financial or other condition of the Borrower and Guarantor, taken as a whole, or on the ability of the Borrower and/or the Guarantor, jointly and severally, to perform their respective obligations under this Agreement and the other Loan Documents.

     "Maximum Credit" is defined in Section 2.1.

     "Mortgage" means that certain Mortgage dated even date herewith given by the Borrower in favor of the Agent for the benefit of the Banks.

     "Multiemployer Plan" shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA contributed to by Borrower or an ERISA Affiliate or to which the Borrower or an ERISA Affiliate has any obligation or liability.

     "New Senior Subordinated Notes" means the 16.5% Senior Subordinated Notes due March 1, 2006 of the Borrower issued pursuant to the Note Agreement.

     "Note Agreement" means the Note Agreement dated as of March 9, 1998, among the Borrower, Albion Alliance Mezzanine Fund, L.P. and The Equitable Life Assurance Society of the United States, in an aggregate principal amount not in excess of $10,500,000, and the Unconditional Guaranty, dated March 9, 1998, of the obligations thereunder by the Guarantors

     "Notes" means those certain Secured Revolving Notes dated December 16, 1998 made by the Borrower in favor of the Banks in the aggregate principal amount of up to $35,000,000, which Notes are given in substitution for the Seventh Restated Secured Revolving Note dated October 19, 1998 in the aggregate principal amount of $30,000,000 (the "Restated Note"), but not in cancellation, discharge or extinguishment of the indebtedness formerly evidenced by the Restated Note and now evidenced by the Notes.

     "Obligations" means all of Borrower's liabilities, obligations and Indebtedness to the Agent and the Banks of any and every kind and nature (including, without limitation, any and all interest, commitment fees, charges, expenses, attorneys' fees and other sums chargeable to Borrower by the Banks and/or the Agent and future advances made to or for the benefit of Borrower), whether arising under the Loan Documents or otherwise (including, without limitation, the Master Agreement Obligations), whether heretofore, now or hereafter owing, arising, due, or payable from Borrower to the Banks and/or the Agent and howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed, or otherwise, including obligations of performance, and including but not limited to, all such liabilities and obligations arising in connection with the Fleet Mortgage Loan.

     "Payment Office" means 208 Harristown Road, Glen Rock, New Jersey 07452.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Permitted Liens" is defined in Section 10.15.

     "Person" means an individual,  partnership,  corporation,  business  trust,
joint  stock  company,  trust,   unincorporated   association,   joint  venture,
Governmental Authority or other entity of whatever nature.

     "Plan" means any employee benefit plan as defined in Section 3(3) of ERISA which covers the employees or former employees of the Borrower or an ERISA Affiliate, under which the Borrower or an ERISA Affiliate has any obligation or liability or under which the Borrower or an ERISA Affiliate has made contributions within the preceding five years, other than a Multiemployer Plan.

     "Prime Rate" means the variable per annum rate of interest so designated from time to time by the Fleet National Bank as its "prime rate". The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer.

     "Proceeds" means all "proceeds" (as defined in the UCC) of, and all other profits, rentals, or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or realization upon, any Collateral, including, without limitation, all claims of the Borrower and/or the Guarantor against third parties for loss of, damage to or destruction of, or proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any Collateral, and any condemnation or requisition payments with respect to any Collateral or any other Asset of the Borrower and/or the Guarantor, in each case whether now existing or hereafter arising.

     "Product Licensing Agreements" means any and all agreements entered into by the Borrower and/or the Guarantor and a Person for the retail use of products developed by the Borrower or Guarantor.

     "Receivable" means, as at any date of determination thereof, the unpaid portion of the obligation, as stated in the invoice therefor, of a customer of the Borrower or a Guarantor in respect of Inventory or services rendered in the ordinary course of business, which amount has been earned by performance under the terms of the related contract or purchase order and recognized as revenue on the books of the Borrower or a Guarantor, as the case may be, net of any credits, rebates or offsets owed to the customer.

     "Reportable Event" means any event set forth in Section 4043(b) of ERISA or the regulations thereunder.

     "Required Banks" means the unanimous consent of the Banks.

     "Requirement of Law" means as to any Person, the certificate of incorporation and bylaws or other organizational or governing documents of such Person, and any law (including, without limitation, any Environmental Law), treaty, rule, regulation, code, directive, policy, order or requirement or determination of an arbitrator or a court or other Governmental Authority whether now or hereafter enacted or in effect, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding one billion dollars in respect of

"Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Loans is determined or any category of extensions of credit or other assets). With respect to increases in the Reserve Percentage, the LIBOR Rate shall be adjusted automatically on and as of the effective date of any such increase.

     "Responsible Officer" means the chief executive officer or the chief financial officer of the Borrower.

     "Slotting Fees" means fees payable by the Borrower or Guarantor in connection with any arrangement whereby vendors of products of the Borrower or any Guarantor have agreed to make available such products for commercial distribution in retail or wholesale stores of such vendors.

     "Subordinated Debt" means any Indebtedness of the Borrower or any of its Subsidiaries, subordinate to the Obligations hereunder, the terms (including, without limitation, interest rate, equity participation, principal amount, amortization, collateralization, covenants, events of default, subordination and lien priority) of which are in form and substance acceptable to the Agent in its sole discretion.

     "Subsidiary" means any Person (including the Guarantor) as to which the Borrower shall at the time, directly or indirectly through a Subsidiary, (i) have sufficient voting power to entitle it to elect immediately or to have had elected a majority of the board of directors or similar governing body of such Person, or (ii) own 50% or more of the equity interests issued by such Person.

     "Tangible Net Worth" means,  at a particular  date, the excess,  if any, of
(a) all amounts which would be included under shareholders' equity on a consolidated balance sheet of the Borrower and its consolidated Subsidiaries determined in accordance with GAAP as at such date, less (b) Intangibles as at such date.

     "Termination Date" means the earlier of (i) the day the Loans are accelerated pursuant to Section 12.2, or (ii) the Commitment Expiration Date.

     "Trademark Collateral Assignment" means the Trademark Collateral Assignment dated even date herewith given by the Borrower in favor of the Agent for the benefit of the Banks, as the same may from time to time be amended, modified, supplemented or renewed.

     "Uniform Commercial Code" or "UCC" means the Uniform Commercial Code as from time to time in effect in the State of New Jersey; provided, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of any Lien on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New Jersey, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or the effect of perfection or non-perfection. References to sections of the UCC shall be construed to refer to any successor sections of the UCC.

                         SECTION 2: TERMS OF BORROWINGS

     2.1 Commitment; Maximum Credit. Subject to the terms and conditions of this Agreement, each Bank severally agrees to make loans to the Borrower (hereinafter collectively referred to as "Loans" and individually as a "Loan"), from time to time before the Termination Date, in such amounts as Borrower may from time to time request, not to exceed at any time outstanding the amount set opposite such Bank's name below; provided, however, that the aggregate outstanding principal amount of Loans at any time outstanding shall at no time exceed the lesser of
(A) the Commitment, or (B) the Borrowing Base (the "Maximum Credit"):

               Name of Bank                   Amount
               ------------                   ------

               Fleet Bank, N.A.               $25,000,000.00

               Sovereign Bank                 $10,000,000.00

                                     TOTAL    $35,000,000.00

Each Loan shall be made by each Bank in the proportion which that Bank's Commitment bears to the total amount of all the Banks' Commitments; provided, however, that the failure of any Bank to make any requested Loan to be made by it on the date specified for such Loan shall not relieve each other Bank of its obligation (if any) to make such Loan on such date, but no Bank shall be responsible for the failure of any other Bank to make any Loan to be made by such other Bank. Subject to the terms hereof, the Borrower may borrow, prepay and reborrow, and may continue and convert any Loan in accordance with Section 2.5, until the Termination Date. The Banks have no obligation to make any Loan on or after the Termination Date.

     2.2 Procedure for Loans. The Borrower may borrow under the Commitment prior to the Commitment Expiration Date on any Business Day by giving the Agent irrevocable notice of a request for a Loan hereunder (a) in the case of
Eurodollar  Loans  two  (2)  Business  Days  before  a  proposed   borrowing  or
continuation or conversion and (b) in the case of Fluctuating Rate Loans not less than one (1) and not more than five (5) Business Days before a proposed borrowing or continuation or conversion, setting forth (i) the amount of the Loan requested, which shall not be less than $50,000, and, if greater, shall be in an integral multiple of $10,000 (except that any Loan, subject to Section 5, may be in the aggregate amount of the unused Commitment), (ii) the requested borrowing date or Interest Period commencement date, as the case may be, (iii) whether the borrowing or Interest Period is to be for a Eurodollar Loan or Fluctuating Rate Loan or a combination thereof, and (iv) if entirely or partially a Eurodollar Loan, the length of the Interest Period therefor, which shall be 1, 2, 3, 4 or 6 months. As used in this section 2.2, "conversion" shall mean the conversion from one interest rate to another interest rate as more fully described in this Agreement. Such notice shall be written (including, without limitation, via facsimile transmission) and shall be sufficient if received by 1 p.m. New York time on the date on which such notice is to be given.

The Agent shall promptly notify each Bank of each such notice received by it. Not later than 2 p.m. New York time on the date of such Loan, each Bank will make available to the Agent at its Payment Office in immediately available funds, such Bank's pro-rata share of such Loans. Unless prior written notice is otherwise received by the Agent from the Borrower, Loans will be made by credits to the Borrower's demand deposit account maintained with the Agent. If the Borrower furnishes such notice but no election is made as to the type of Loan or the Interest Period to be applicable thereto, the Loan will automatically then be made as a Fluctuating Rate Loan until such required information is furnished pursuant to the terms thereof.

     2.3 Non-Receipt of Funds by Agent. Unless the Agent shall have received notice from a Bank prior to the date on which such Bank is to provide funds to the Agent for a Loan to be made by such Bank that such Bank will not make available to the Agent such funds, the Agent may assume that such Bank has made such funds available to the Agent on the date of such Loan in accordance with
Section 2.2 and the Agent in its sole discretion may, but shall not be obligated to, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent such Bank shall not have so made such funds available to the Agent, such Bank agrees to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at the customary rate set by the Agent for the correction of errors among banks for three (3) Business Days, and thereafter at the Prime Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan for purposes of this Agreement. If such Bank does not pay such corresponding amount forthwith upon Agent's demand therefor, the Agent shall promptly notify Borrower, and Borrower shall immediately pay such corresponding amount to the Agent with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at the rate of interest applicable at the time to such proposed Loan.

     Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent in its sole discretion may, but shall not be obligated to, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the customary rate set by the Agent for the correction of errors among banks for three (3) Business Days, and thereafter at the Prime Rate.

     2.4 Borrowing Warranty; Conditions. Each Borrowing Notice delivered to the Agent pursuant to Section 2.2 shall constitute a warranty and representation to the Agent and the Banks that, as of the date of such Borrowing Notice and the date of the borrowing proposed in such Borrowing Notice, all of the following are true and correct: (a) the representations and warranties of the Borrower and the Guarantor set forth in Sections 8 and 9 below are true and correct in all material respects, (b) the covenants of the Borrower and the Guarantor set forth in Section 10 below have been complied with and are true and correct, and (c) no Event of Default or Default shall have occurred or will result from the Loan described in or the transaction contemplated by such Borrowing Notice. Notwithstanding anything contained in this Agreement to the contrary, no Bank shall have any obligation to make any Loan if an Event of Default or Default (a) shall exist on the date of such proposed borrowing or (b) shall result from the making of such Loan.

     2.5 Continuation and Conversion of Loans. The Borrower shall have the right at any time on prior irrevocable written or telex notice to the Agent as specified in this Agreement (i) to continue any Eurodollar Loan into a subsequent Interest Period, (ii) to convert any Eurodollar Loan into a Fluctuating Rate Loan, and (iii) to convert any Fluctuating Rate Loan into a Eurodollar Loan (specifying the Interest Period to be applicable thereto), subject to the following:

     (a) in the case of a conversion of less than all of the outstanding Loans, the aggregate principal amount of Loans converted shall not be less than $50,000 and shall be an integral multiple thereof;

     (b) no Eurodollar Loan shall be converted at any time other than at the end of an Interest Period applicable thereto; and

     (c) any portion of a Loan maturing or required to be prepaid in less than one month may not be converted into or continued as a Eurodollar Loan.

     The Agent shall promptly notify each Bank of each such notice. All conversions and renewals shall be made in the proportion that each Bank's Loan bears to the total amount of all the Banks' Loans.

     In the event that the Borrower shall not give notice to continue any Eurodollar Loan in to a subsequent Interest Period on the last day of the Interest Period thereof, such Eurodollar Loan (unless prepaid) shall automatically be converted into a Fluctuating Rate Loan. The Interest Period applicable to any Eurodollar Loan resulting from a conversion or continuation shall be specified by the Borrower in the irrevocable notice delivered by the Borrower pursuant to this Agreement; provided, however, that, if such notice does not specify the Interest Period to be applicable thereto, the Loan shall automatically be converted into, or continued as, as the case may be, a Fluctuating Rate Loan until such required information is furnished pursuant to the terms hereof. Notwithstanding anything to the contrary contained above, if an Event of Default shall have occurred and is continuing, no Eurodollar Loan may be continued into a subsequent Interest Period and no Fluctuating Rate Loan may be converted into a Eurodollar Loan.

     2.6 Master Agreement. In the event that Borrower fails to pay any amount that is due an owing to FNB under and pursuant to the Master Agreement (after giving effect to any applicable grace period), then upon demand by FNB, in its sole discretion, Fleet shall pay such amount directly to FNB for the account of the

Borrower and the Borrower hereby authorizes and consents to such payment by Fleet. The Borrower agrees that (i) FNB shall have no obligation to demand Fleet to advance such funds on behalf of the Borrower, (ii) the making of such a demand by FNB will not create any obligation to make such a demand in the future and (iii) at all times, FNB may choose not to make such demand and choose, instead, to exercise its rights under the Master Agreement. It shall be an additional Obligation of Borrower to reimburse Fleet for any amount Fleet may pay on account of any amount that is due and owing by Borrower to FNB. Such additional Obligation shall be due upon demand and shall bear interest at a rate per annum equal to the Default Rate from, and including, the date of payment by Fleet to, but excluding, the date Borrower reimburses Fleet for such additional Obligation. FNB is an intended third-party beneficiary of Fleet's obligations under this Section 2.6.

                        SECTION 3: NOTES EVIDENCING LOANS

     3.1 Promissory Notes. The Loans shall be evidenced by the Secured Revolving Notes in the principal amount equal to such Bank's Commitment made by the Borrower in favor of each Bank and otherwise in substantially the form of Exhibit A, appropriately completed. The Notes shall be stated to mature on the Termination Date, shall bear interest on the unpaid principal amount thereof at the rate per annum as set forth herein, shall be payable as to principal and interest in the manner and on the dates specified in this Agreement until payment in full. The outstanding principal amount of the Notes plus all accrued and unpaid interest thereon shall be due and payable on the Termination Date.

     3.2 Recordkeeping. The Banks shall record, in accordance with its usual and customary practices, the date and amount of each Loan, and the interest rate. The Banks may, at their option, record such information on the schedule attached to the Notes. Each Bank's records (including such schedule) shall be presumptive evidence of the subject matter thereof. A Bank's failure to so record any such amount or any error in so recording any such amount shall not limit or otherwise affect the Obligations or any part thereof.

               SECTION 4: INTEREST; FEES; ADMINISTRATION OF LOANS

     4.1 Interest Rate. (a) With respect to each Loan, the Borrower promises to pay interest on the unpaid principal amount thereof for the period commencing on the date of such Loan until such Loan is paid in full at a rate per annum equal to the Lending Rate; provided, that any amounts which are not paid when due hereunder (whether at maturity, by acceleration or otherwise), shall bear interest, payable on demand, from the due date thereof until such amount shall be paid, at a rate per annum equal to the Default Rate.

     (b) All computations of interest and fees shall be calculated on the basis of a 360 day year for the actual number of days elapsed. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding, absent demonstrative error.

     4.2 Payment of Interest. Interest on the Loans shall be payable in lawful money of the United States in immediately available funds on the last Business Day of each calendar month and on the Termination Date, except that interest on Eurodollar Loans shall not be payable on the last Business Day of each calendar month but on the last day of each Interest Period for said Eurodollar loan and, for any Interest Period in excess of three months, at three month intervals after the first day of such Interest Period.

     4.3 Late Payment. Any payment of principal or interest not received within ten (10) days of its due date shall be accompanied by a late charge of five percent (5%) of the amount of such payment.

     4.4 Maximum Interest. In no contingency or event whatsoever, whether by reason of acceleration of maturity of the Loan or otherwise, shall the amount paid or agreed to be paid to any Bank for the use of the forbearance of the Obligations incurred herein exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof, provided, however that in the event there is a change in the law which results in a higher permissible rate of interest, then this Agreement and the Notes shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of the Borrower, the Agent and the Banks in the execution, delivery and acceptance of this Agreement to contract in strict compliance with the laws of the State of New Jersey from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the Loan Documents at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from circumstances whatsoever the Agent or any Bank should ever receive as interest any amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance of the Loan and not to the payment of interest. This provision shall control every other provision of all agreements between the Borrower, the Guarantor, the Agent and the Banks.

     4.5 Utilization Fees. The Borrower agrees to pay to the Agent for the account of each Bank a utilization fee on the average daily unused portion of the Commitment from the Closing until the Termination Date at the rate of one-eighth (.125%) percent per annum, payable on the last Business Day of each March, June, September and December and on the Termination Date, and, with respect to any such fee which has accrued upon a portion of the Commitment to be reduced pursuant to Section 5.2, on the date of such increase or reduction, as the case may be. Upon receipt of any commitment fees, the Agent will promptly thereafter cause to be distributed such payments to the Banks in the proportion that each Bank's unused Commitment bears to the total of all of the Banks unused Commitments.

     4.6 Increased Costs. If a Bank determines that the effect of any applicable law or government regulation, guideline or order or the interpretation thereof by any Governmental Authority charged with the administration thereof (such as, for example, a change in official reserve requirements which such Bank is required to maintain in respect of loans or deposits or other funds procured for funding such loans) is to increase the cost to such Bank of making or continuing Eurodollar Loans hereunder or to reduce the amount of any payment of principal or interest receivable thereon, then the Borrower will pay to such Bank such additional amounts as will compensate such Bank for such additional costs or reduction. Any additional payment under this Section will be computed from the effective date at which such additional costs have to be borne by the Bank. A certificate as to any additional amounts payable pursuant to this Section (with a copy to the Agent) setting forth in reasonable detail the basis and method of determining such amounts shall be presumptive as to the determination by such Bank set forth therein if made reasonably and in good faith. The Borrower shall pay any amounts so certified to it by the Bank within ten (10) days of receipt of any such certificate. Notwithstanding the foregoing, no Bank shall have no right to seek additional compensation hereunder unless and until it shall have allocated the same fairly and equitably among all of its similarly situated customers generally affected thereby.

     4.7 Alternate Rate of Interest. In the event, any on each occasion, that on the day two (2) Business Days prior to the commencement of any Interest Period for a Eurodollar Loan,(i) the

Agent shall have determined that dollar deposits in the amount of the requested principal amount of such Eurodollar Loan are not generally available in the London Interbank Market, (ii) any Bank shall have determined that the rate at which such dollar deposits are being offered will not adequately and fairly reflect the cost to such Bank of making or maintaining such Eurodollar Loan during such Interest Period, or (iii) the Agent shall have determined that reasonable means do not exist for ascertaining the LIBOR Rate, the Bank (with a copy to the Agent) and/or the Agent, as the case may be, shall as soon as practicable thereafter give written or facsimile notice of such determination to the Banks and the Borrower. In the event of any such determination, until the circumstances giving rise to such notice no longer exist, no Eurodollar Loans will be made hereunder. Each determination by any Bank and/or the Agent as provided hereunder shall be conclusive, absent demonstrative error.

     4.8 Change in Legality. (a) Notwithstanding anything to the contrary herein contained, if any change in any law or regulation or in the interpretation thereof by any governmental authority charged with the administration or interpretation thereof shall make it unlawful for any Bank to make or maintain any Eurodollar Loan, then, by written notice to the Borrower (with a copy to the Agent), such Bank may:

     (i) declare that Eurodollar Loans will not thereafter be made by such Bank hereunder, whereupon the Borrower shall be prohibited from requesting Eurodollar Loans from such Bank hereunder unless such declaration is subsequently withdrawn; and

     (ii) require that all outstanding Eurodollar Loans made by it be converted to Fluctuating Rate Loans, in which event (x) all such Eurodollar Loans shall be automatically converted to Fluctuating Rate Loans as of the effective date of such notice as provided in paragraph (b) below and (y) all payments and prepayments of principal which would otherwise have been applied to repay the converted Eurodollar Loans shall instead be applied to repay the Fluctuating Rate Loans resulting from the conversion of such Eurodollar Loans.

     (b) For purposes of this Section, a notice to the Borrower by any Bank pursuant to paragraph (a) above shall be effective, if lawful, on the last day of the then current Interest Period; in all other cases, such notice shall be effective on the day of receipt by the Borrower.

                     SECTION 5: REDUCTIONS OR TERMINATION OF
                             COMMITMENT; PREPAYMENT

     5.1 Reduction or Termination of Commitment. Borrower may, from time to time prior to the Termination Date and on at least five (5) Business Days prior written notice to the Agent, permanently reduce the amount of the Commitment to an amount not less than the aggregate outstanding principal balance of the Loans outstanding at such time. Any such reduction shall be in the amount of $50,000 or an integral multiple thereof; any such reduction in the Commitment shall be permanent. Any reduction in part of the unused portion of the Commitment shall be made in the proportion that each Bank's Commitment bears to the total amount of all the Banks' Commitments. The Borrower may at any time on like notice prior to the Termination Date terminate the Commitment upon payment in full of the Obligations thereunder; provided, however that in connection with any termination and payment, the Banks shall have the option to terminate any other credit facility made available to the Borrower by any Bank (including, without limitation, acceleration of the Fleet Mortgage Loan) and demand payment in full of the Obligations of the Borrower owed to such Bank thereunder.

     5.2 Voluntary  Prepayments.  The Borrower may prepay any  Fluctuating  Rate
Loan in whole or in part without premium or penalty; provided, however, that each partial prepayment on account of any Fluctuating Rate Loan shall be in amount not less than $50,000. Except as provided otherwise in this Agreement, the Borrower may not prepay any Eurodollar Loan prior to the last day of the Interest Period therefor. Each prepayment shall be made together with prepayment of accrued interest on the amount prepaid to and including the date of prepayment.

     5.3 Mandatory Prepayments. If, at any time, the aggregate outstanding principal balance of Loan(s) exceeds the Commitment, or the aggregate outstanding principal balance of Loan(s) exceeds the Maximum Credit, the Borrower shall make payment to the Agent in an amount equal to such excess together with any amounts payable pursuant to Section 5.4 in connection therewith. Each prepayment shall be made together with payment of accrued interest on the amount prepaid to and including the date of prepayment.

     5.4 Indemnities. The Borrower hereby indemnifies the Banks against any and all loss and reasonable expenses which the Banks may sustain or incur as a consequence of any of the following:

     (a) the failure of the Borrower to borrow a Eurodollar Loan after sending notice of the amount and requested interest rate with respect to the making of any such Loan;

     (b) the receipt or recovery by any Bank of all or any part of a Eurodollar Loan prior to the maturity or the last day of the Interest Period thereof (whether by prepayment, acceleration or otherwise); or

     (c) the conversion, prior to the last day of an applicable Interest Period, of a Eurodollar Loan into a Fluctuating Rate Loan.

     Without limiting the effect of the foregoing, the amount to be paid by the Borrower to the Banks in order to so indemnify the Banks for any loss occasioned by any of the events described in the preceding paragraph, and as liquidated damages therefor, shall be equal to a yield maintenance fee in an amount computed as follows: the current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the last day of the applicable Interest Period chosen pursuant to the Fixed Rate Election as to which the prepayment is made, shall be subtracted from the "cost of funds" component of the fixed rate on such Eurodollar Loan in effect at the time of prepayment. If the result is zero or a negative number, there shall be no yield maintenance fee. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. The resulting amount shall be divided by 360 and multiplied by the number of days remaining in the applicable Interest Period chosen pursuant to the Fixed Rate Election as to which the prepayment is made. Said amount shall be reduced to a present value calculated by using the number of days remaining in the designated Interest Period using the above referenced United States Treasury security rate and the number of days remaining in the applicable Interest Period chosen pursuant to the Fixed Rate Election as to which the prepayment is made. The resulting amount shall be the yield maintenance fee due to a Bank upon prepayment of the Eurodollar Loan. Each reference in this paragraph to "Fixed Rate Election" shall mean the election by the Borrower to borrow at the LIBOR Rate pursuant to Section 2.2 or convert a Loan to a Eurodollar Loan pursuant to Section 2.5.

     If by reason of an Event of Default the Agent declares the Loans to be immediately due and payable, then any yield maintenance fee with respect to the Loans shall become due and payable in the same manner as though the Borrower had exercised such right of prepayment.

     Notwithstanding the foregoing, the Borrower shall not be required to indemnify the Banks for any losses or expenses resulting from any of the events described in subparagraphs (a),

(b) or (c) of this Section 5.4 following a conversion of a Eurodollar Loan into a Fluctuating Rate Loan pursuant to Sections 4.7 or 4.8(a)(ii) hereof.

     A certificate as to any additional amounts payable pursuant to this Section setting forth in reasonable detail the basis and method (including calculations made by any Bank) of determining such amounts shall be presumptive as to the determination by such Bank set forth therein if made reasonably and in good faith. The Borrower shall pay any amounts so certified to it by the Banks within ten (10) days of receipt of any such certificate. The determination set forth on any such certificate shall be conclusive and binding absent demonstrative error.

                               SECTION 6: PAYMENTS

     6.1 Making of Payments. All payments of principal of, or interest on, the Notes, shall be made by the Borrower without setoff, counterclaim or deductions of any kind in lawful money of the United States and in immediately available funds to the Agent for the account of the Banks at the Payment Office or such other location as the Agent may from time to time designate. The Agent will promptly distribute to each Bank it's pro-rata share of each such payment received by the Agent. The Borrower agrees to maintain its main operating account (the "Account") at the Agent continuously until the Obligations due hereunder are paid in full. The Agent shall, and the Borrower authorizes the Agent to, debit the Account for the amount of any payment as and when such payment becomes due hereunder. Such authorization shall not affect the Borrower's obligation to pay when due all amounts payable hereunder, whether or not there are sufficient funds in the Account. The Borrower agrees to fund the Account from time to time in amounts sufficient to make the payments hereunder as and when they become due. The foregoing rights of the Agent to debit the Account shall be in addition to, and not in limitation of, any rights of set-off which the Agent, any Bank, and/or any Affiliate of any Bank may have hereunder or under any Loan Document.

     6.2 Due Date. If any payment of principal, interest or fees with respect to the Loans falls due on a day which is not a Business Day, then such date shall be extended to the next Business Day and such extension of time shall in such case be included in the computation of the payment of interest or fees, as the case may be. Any payment received after 2:00 p.m. on any day shall be deemed to have been received on the following Business Day.

     6.3 Payments in Respect of Increased Costs. In the event that any Bank shall have reasonably determined that any Requirement of Law regarding reserves, capital adequacy, special deposit or other similar requirement(s) or any change therein or in the interpretation or application thereof or compliance by any Bank or any Affiliate of such Bank with any request or directive regarding any such requirements (whether or not having the force of law, so long as such Bank reasonably believes that compliance therewith is necessary) from any central bank or other Governmental Authority, does or shall have the effect of reducing the rate of return on such Bank's capital as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such law or change or compliance (taking into consideration such Bank's policies with respect to capital adequacy or other similar requirements) by an amount deemed by such Bank in the exercise of reasonable discretion to be material, then from time to time, upon submission by such Bank (with a copy to the Agent) to the Borrower of a written demand a certificate therefor which sets forth in reasonable detail the basis for such request and the computation of the amount requested (the amounts set forth in any such demand shall be presumptive evidence thereof, absent manifest error), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction relating to this Agreement from the date of such event and thereafter such similar payments requested by any Bank on the basis set forth above. Notwithstanding the foregoing, a Bank shall have no right to seek additional compensation hereunder unless and until it shall have allocated the same fairly and equitably among all of its similarly situated customers generally affected thereby.

                             SECTION 7: THE GUARANTY

     7.1 Guarantor's Special Representations and Warranties. In order to induce the Banks to enter into this Agreement and make the Loans contemplated hereunder, each Guarantor represents and warrants as follows:

     (a) Guarantor and the Borrower regularly transact business with each other and the Borrower provides benefits to and for the Guarantor, including loans and advances for working capital purposes;

     (b) Borrower owns, directly, all of the issued and outstanding common stock of the Guarantor and the effective continuance of the Guarantor's business is dependent upon the continued business and success of the Borrower;

     (c) The Guarantor is not insolvent (as such term is defined in the New Jersey Uniform Fraudulent Transfer Act); and

     (d) the execution, delivery and performance of this Guaranty will not violate any provision of any Requirement of Law or Contractual Obligation of the Guarantor and will not result in or require the creation or imposition of any Lien on any of the properties or revenues of the Guarantor pursuant to any Requirement of Law or Contractual Obligation of the Guarantor.

     7.2 Guaranty. The Guarantor hereby unconditionally and irrevocably guarantees the due and punctual payment to the Agent, for the benefit of the Banks, when stated to be due of all present and future amounts (including amounts that, but for the initiation of any proceeding under any insolvency or bankruptcy law, would become due) now or at any time or from time to time hereafter due or owing to the Agent and the Banks whether at maturity or earlier by reason of acceleration or otherwise by or from the Borrower arising under this Agreement and the other Loan Documents including, without limitation, the principal amount of the Loans together with accrued and unpaid interest thereon (including interest that, but for the initiation of any proceeding under any insolvency or bankruptcy law, would accrue) and any and all fees, expenses and costs payable to the Agent and the Banks in connection therewith (all such amounts collectively referred to in this Section 7 as the "Obligations"). The Guarantor also agrees to pay any and all costs and expenses (including, without limitation, all reasonable fees and disbursements of counsel) which may be paid or incurred by the Agent or any Bank in connection with the enforcement of this Guaranty.

     7.3 Guaranty Absolute. The Guarantor guarantees that the Obligations will be paid strictly in accordance with the terms of the Loan Documents regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent and the Banks with respect thereto. The liability of the Guarantor hereunder shall be absolute and unconditional irrespective of:

     (a) any lack of validity or enforceability of the Loan Documents or any other agreement between the Borrower and the Agent and/or any Bank relating thereto;

     (b) any change in the time, manner, place of payment of the indebtedness under, or in any other term of, or any other amendment or waiver of, or any consent to, departure from, any agreement between the Borrower and the Agent and/or any Bank, including, without limitation, the Loan Documents;

     (c) the insolvency of, or voluntary or involuntary bankruptcy, assignment for the benefit of creditors, reorganization or other similar proceedings affecting, the Borrower or any of its assets; or

     (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower in respect of the Obligations or of the Guarantor in respect of this Guaranty.

     Neither the Agent nor the Banks shall be required to inquire into the powers of the Borrower or any of its directors, officers, partners, managers or other agents acting or purporting to act on their behalf, and monies, advances, renewals or credits described in Section 7.2 hereof in fact borrowed or obtained from the Banks in professed exercise of such powers shall be deemed to form part of the debts and liabilities hereby guaranteed, notwithstanding that such borrowing or obtaining of monies, advances, renewals, or credits shall be in excess of the powers of the Borrower, or of its directors, officers, partners, managers or other agents aforesaid, or be in any way irregular, defective or informal. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Agent or the Banks upon the insolvency, bankruptcy or reorganization of the Borrower, or otherwise, all as though such payment had not been made.

     7.4 Dealing with the Borrower and Others.

     (a) The obligations and liabilities of the Guarantor hereunder shall not be released, discharged, limited or in any way affected by anything done, suffered or permitted by the Agent or the Banks in connection with any monies advanced by the Banks to the Borrower or any security therefor, including any loss of or in respect of any security received by the Agent or any Bank from the Borrower. It is agreed that the Agent, without releasing, discharging, limiting or otherwise affecting in whole or in part the Guarantor's obligations and liabilities hereunder, may, without limiting the generality of the foregoing:

     (i) grant time, renewals, extensions, indulgences, releases and discharges to the Borrower;

     (ii) take or abstain from taking securities or collateral from the Borrower or from perfecting securities or collateral of the Borrower;

     (iii) accept compromises from the Borrower;

     (iv) apply all monies at any time received from the Borrower upon such part of the Obligations as the Agent may see fit; or

     (v) otherwise deal with the Borrower as the Agent may see fit.

     (b) Any account settled by or between the Agent and the Borrower shall be accepted by the Guarantor as conclusive evidence that the balance or amount thereby appearing due to the Agent is so due.

     7.5 Subrogation. The Guarantor shall not exercise any right of subrogation with respect to payments made to the Agent or any Bank hereunder until such time as all Indebtedness of the Borrower to the Banks shall have been irrevocably paid in full in cash. In the case of the liquidation, winding-up or bankruptcy of the Borrower (whether voluntary or involuntary) or in the event that the Borrower shall make an arrangement or composition with its creditors, the Agent shall have the right to rank first for its full claim and to receive all payments in respect thereof until its claim has been paid in full and the Guarantor shall continue to be liable to the Agent for any balance of the Obligations which may be owing to the Agent by the Borrower.

     7.6 Demand for Payment. The Guarantor shall make payment of the amount of the liability of the Guarantor hereunder forthwith after demand therefor is made by the Agent to the Guarantor in writing. The Agent shall not be required to seek payment of the Obligations from Borrower, prior to demanding payment from the Guarantor.

     7.7 Waiver of Notice of Acceptance. The Guarantor hereby waives notice of acceptance of this Guaranty.

     7.8 Additional Guaranties. This Guaranty is in addition and without prejudice to any guaranties of any kind (including, without limitation, guaranties whether or not in the same form as this instrument) now or hereafter held by the Agent and/or any Bank. The Agent shall not be obligated to proceed against any particular guarantor, or under any other guaranty or security with respect to any or all of the Obligations before being entitled to payment from the Guarantor under this Guaranty.

     7.9 Benefit and Binding Nature. This Guaranty is a continuing guaranty of payment and performance and shall (a) remain in full force and effect until irrevocable payment in full of the Obligations and all other amounts payable hereunder, (b) be binding upon the Guarantor, its successors and assigns, and (c) inure to the benefit of and be enforceable by the Agent and its successors and assigns.

     7.10 Set-off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, each Bank is hereby authorized by the Guarantor at any time or from time to time, without notice to the Guarantor, or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured but not including trust accounts) and any other indebtedness at any time held or owing by such Bank to or for the credit or the account of the Guarantor against and on account of the Obligations including, but not limited to, all claims of any nature or description arising out of or connected with the Obligations, irrespective of whether or not (a) the Agent or such Bank shall have made any demand hereunder or (b) the Agent shall have declared the Obligations due and payable and although the Obligations, or any of them, may be contingent or unmatured.

     7.11 Joint and Several Obligations. The obligations and liabilities of the Guarantor pursuant to this Section 7 are joint and several and the Agent may, in its sole and absolute discretion, enforce any such obligations or liabilities against either Guarantors or both Guarantors without affecting or impairing the further enforcement of such obligations or liabilities against the other Guarantor or both Guarantors, as the case may be.

                              SECTION 8: COLLATERAL

     8.1 Security Interests. (a) To secure to the Banks the prompt and full payment of all of the Obligations, and to secure to Fleet reimbursement and repayment of the Letter of Credit, the Master Agreement Obligations and the Fleet Mortgage Loan, the Borrower and the Guarantor each, jointly and severally, hereby grant to the Agent for the ratable benefit of the Banks, a first priority continuing security interest and Lien (subject to the Permitted Liens, if any, existing on the date hereof) in and to all of the Assets of all kinds and descriptions, wherever the same may now or hereafter be located, now existing and/or owned and hereafter arising or acquired, or in which the Borrower and/or the Guarantor may acquire an interest (to the extent of such interest) including, without limitation: (i) all Accounts; (ii) all Chattel Paper; (iii) all contract rights; (iv) all Documents; (v) all General Intangibles, including, without limitation, all trade secrets, tradenames, copyrights, copyright applications, patent applications, patents, trademarks, trademark registrations and applications therefor; (vi) all Instruments; (vii) all Equipment; (viii) all Inventory; (ix) all Goods; (x) to the extent not otherwise included in clause (vii) above, all other machinery, apparatus, equipment, fittings, Fixtures, furniture and furnishings now or hereafter located upon the real property owned or occupied by the Borrower and/or the Guarantor, or any part thereof, and used or usable in connection with any future occupancy or use of such property; (xi) any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured but not including trust accounts) and any other indebtedness at any time held or owing by the Agent and/or any Bank to or for the credit or the account of the Borrower and/or the Guarantor, as the case may be; (xii) any and all claims or payments made under any insurance policy; (xiii) all interest of the Borrower in any goods the sale or lease of which shall have given or shall give rise to, and in all guaranties and other property securing the payment of or performance under, any Accounts, contracts, General Intangibles or any Chattel Paper or Instruments referred to above; (xiv) all replacements, substitutions, additions or accessions to or for any of the foregoing; (xv) to the extent related to the property described above, all books, correspondence, credit files, records, invoices and other papers and documents, including, without limitation, to the extent so related, all tapes, cards, computer runs, computer programs and other papers and documents in the possession or control of the Borrower and/or the Guarantor, as the case may be, or any computer bureau from time to time acting for the Borrower and/or the Guarantor, as the case may be; (xvi) all property or interests in property of the Borrower and/or the Guarantor which now may be owned or hereafter may come into the possession, custody or control of the Agent and/or any Bank, or any agent or affiliate of the Agent and/or any Bank (whether for safekeeping, deposit, custody, pledge, transmission, collection or otherwise), including, without limitation, all rights and interests of the Borrower and/or the Guarantor, as the case may be, in respect of any and all (a) notes, drafts, letters of credit, stocks, bonds, and debt and equity securities, whether or not certificated, and warrants, options, puts, calls and other rights to acquire or otherwise relating to the same, (b) cash, and (c) proceeds of loans, advances and other financial accommodations, including, without limitation, loans, advances and other financial accommodations made or extended by any Bank; (xvii) all right, title and interest of Borrower in the Master Agreement and each transaction entered into thereunder (including, without limitation, all amounts payable or deliverable thereunder; and (xviii) to the extent not otherwise included, all Proceeds and Products of any and all of the foregoing (the "Collateral"). The Borrower and the Guarantor shall make appropriate entries upon its financial statements disclosing Agent's security interest in the Collateral. The Agent shall file, and Borrower consents to such filing, the appropriate forms to perfect its security interest in the Collateral in accordance with the UCC. All capitalized terms used in this Section 8.1 and not otherwise defined herein shall have the meanings set forth in the UCC. For purposes hereof, Equipment under a capital lease shall not be Collateral.

     (b) Upon the reasonable request of the Agent and in any event, upon the occurrence and during the continuance of an Event of Default, the Borrower or the Guarantor, as the case may be, shall deliver the original of any written agreement, Instrument, Chattel Paper and/or document creating an obligation to pay a Receivable or in respect of any of the other Collateral to the Agent, together with appropriate endorsement or other specific evidence of assignment (in form and substance satisfactory to the Agent and its counsel) and until so delivered, such agreement, instrument or other evidence of such obligation shall be deemed to be held by the Borrower or the Guarantor for the benefit of, and in trust for, the Agent.

     8.2 Trademarks and Licenses. The Borrower and the Guarantor, jointly and severally, each further grant to the Agent, for the ratable benefit of the Banks, an irrevocable, non-exclusive license at no charge to use the trademarks, patents, copyrights and licenses used in connection with the sale of Goods including, without limitation, those listed on Schedule 8.2 annexed hereto (the latter, the "Trademarks") associated with the Collateral in connection with any foreclosure or liquidation together with the right to grant a nonexclusive sublicense without charge to any buyer of such Collateral for the purpose of resale. As used herein, the term "Trademarks" includes all computer programs, equipment formulations, manufacturing procedures, quality control procedures and product specifications and other Collateral used in connection with such Trademarks.

     8.3 Tradenames. Certain Accounts may be and/or certain of the Borrower's and/or the Guarantor's invoices may be, from time to time, rendered to customers under the trade names listed on Schedule 8.3 (which together with any new trade names used after the date hereof are referred to collectively, as the "Trade
Names" and individually, as a "Trade Name"). As to such Trade Names and the related Accounts, the Borrower hereby warrants and agrees that:

     (a) each Trade Name is a trade name and style (and not the name of an independent corporation or other legal entity) by which the Borrower and/or the Guarantor may identify and sell certain of its goods or services and conduct a portion of its business and Borrower and/or the Guarantor, as the case may be, has filed or made all public or other notices in any jurisdiction required to lawfully operate under such Trade Names except in those jurisdictions, if any, where the failure to file would not have a Material Adverse Effect on (a) the ability of the Borrower and/or the Guarantor to perform its Obligations hereunder or (b) the Lien granted in favor of the Agent for the ratable benefit of the Banks hereunder;

     (b) all Accounts, Chattel Paper and proceeds thereof and returned merchandise which arise from the sale of Goods invoiced under the Trade Names are and shall be (x) owned solely by the Borrower and/or the Guarantor, as the case may be, and (y) subject to the security interest and other terms of this Agreement and the other Loan Documents;

     (c) new Trade Names may only be used by the Borrower and/or the Guarantor, as the case may be, after the Agent is given fifteen (15) days prior written notice of the use of any such new Trade Name, which notice shall set forth the name of such new Trade Name; and

     (d) Neither the Borrower nor the Guarantor uses any Trade Name other than the Trade Names listed on Schedule 8.3 hereto.

     8.4 Accounts, Inventory and Equipment. Each of the Borrower and the Guarantor represent and warrant to the Banks that all of its Inventory and Equipment is kept, from time to time, at the locations listed on Schedule 8.4 hereto and at no other locations (all premises listed on Schedule 8.4 which are leased and/or are warehouse locations are hereinafter referred to as the "Leased and Warehouse Premises"); provided, however, that some Inventory may, upon purchase by the Borrower and/or the Guarantor, be in transit and in all such cases, upon the request of the Agent, all actions necessary to perfect the Agent's security interest in such Inventory shall be taken by the Borrower, including, without limitation, delivery to the Agent (with any necessary endorsements) of all documents of title, bills of lading and warehouse receipts in respect thereof. The place where the Borrower and the Guarantor keeps its books and records concerning the Accounts is as set forth on Schedule 8.4(B).

     8.5 Chief Executive Office. The Borrower's and Guarantor's chief executive offices are as set forth on Schedule 8.5 annexed hereto.

     8.6 Other Places of Business. The Borrower's and Guarantor's other places of business are as set forth on Schedule 8.6 annexed hereto.

     8.7 Right of Setoff. The Borrower and the Guarantor each hereby grant to the Agent for the ratable benefit of the Banks a contractual possessory security interest in and hereby assigns, conveys, delivers, pledges and transfers to the Agent all Borrower's and Guarantor's, as the case may be, right, title and interest in and to, Borrower's and Guarantor's, as the case may be, accounts with the Agent whether existing now or hereafter arising, including, without limitation all accounts held jointly with a third party. Borrower and Guarantor each authorize the Agent to charge or setoff any Obligations against any such accounts whether or not an Event of Default has occurred.

     8.8 Further Documentation. At any time and from time to time, upon the written request of the Agent and at the sole expense of the Borrower and/or the Guarantor, the Borrower and/or the Guarantor will promptly and duly execute and deliver such further instruments and documents and take such further action as the Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the UCC in effect in any jurisdiction with respect to the Liens created hereby. The Borrower and/or the Guarantor also hereby authorize the Agent or any agent acting for the benefit and on behalf of the Agent to file any such financing or continuation statement without the signature of the Borrower and/or the Guarantor, as the case may be, to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction. The Agent shall furnish to the Borrower a copy of any such filing made pursuant to this
Section 8.8.

     8.9 Indemnification. The Borrower and the Guarantor, jointly and severally, agree to pay, and to save the Agent and the Banks harmless from, any and all liabilities, costs and expenses (including without limitation, reasonable legal fees and expenses) (i) with respect to, or resulting from, any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay in complying with any Requirement of Law applicable to any of the Collateral, (iii) with respect to fees, taxes or other costs incurred with respect to recording UCC financing statements or other public recordings or notices of security interests, or (iv) in connection with any of the transactions contemplated by this Agreement or the enforcement of the Agent's and each Bank's rights hereunder, except those liabilities, costs and expenses arising out of the Agent's and any Bank's gross negligence or willful misconduct. In any suit, proceeding or action brought by the Agent and/or any Bank under any Account for any sum owing thereunder or to enforce any provisions of any Account or contract the Borrower and the Guarantor, jointly and severally, will save, indemnify and keep the Agent and the Banks harmless from and against all expense, loss or damage suffered by the Agent and any Bank in such action commenced in connection with the enforcement of any provision of any Account or contract except for expenses, loss or damage arising out of the gross negligence or willful misconduct of the Agent and any Bank (in the case of indemnified amounts which would otherwise be owing to the Agent and any Bank).

     8.10 Maintenance of Records. Each of the Borrower and the Guarantor will keep and maintain at its own cost and expense, complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Collateral. For the Agent's further security, the Agent shall have a security interest in all of the Borrower's and the Guarantor's books and records pertaining to the Collateral. Each shall turn over no more than one of any such books and records, on a confidential basis, to the Agent or to its representatives during normal business hours at the request of the Agent.

     8.11 Maintenance of Equipment. The Borrower and/or the Guarantor, as the case may be, will maintain each item of Equipment in good operating condition, ordinary wear and tear and normal impairments of value and damage by the elements excepted, and will provide all maintenance, service and repairs necessary for such purpose.

     8.12 Changes in Locations, Name, etc. The Borrower and/or the Guarantor will not (i) change the location of its chief executive office or other places of business from that specified in Sections 8.5 and 8.6, respectively, or remove its books and records from the location specified in Section 8, (ii) permit any of the Equipment or Inventory to be kept at a location other than that listed in
Schedule 8.4 hereto (except for Inventory sold in the normal course of business and Equipment of a kind which is usually mobile or movable in the ordinary course of business), or (iii) change its name, taxpayer identification number, identity or corporate structure to such an extent that any financing statement filed by the Agent or any agent acting for the benefit and on behalf of the Agent, in connection with this Agreement would become misleading, unless, in each of the foregoing cases it shall have given the Agent at least 30 days prior written notice thereof and shall do all things necessary to maintain the first priority status of the Agent's Liens and, further, in the cases of the changes described in clauses (i) and (ii) above, the same is within the United States of America.

     8.13 Representations, Warranties and Covenants with Respect to Accounts. To induce the Agent to enter into this Agreement, and each Bank to make each Loan hereunder and to otherwise extend credit as provided herein, the Borrower and the Guarantor, jointly and severally, represent and warrant to and covenant with the Agent and the Banks that with respect to the Accounts which are Receivables:

     (a) they are genuine, are owned free and clear of all Liens in favor of any Person other than the Agent, are in all respects what they purport to be and are not evidenced by a judgement;

     (b) they represent undisputed, bona fide transactions completed in the ordinary course of business and in accordance with the terms and provisions contained in the documents, if any, giving rise thereto;

     (c) the amounts thereof shown on their respective books and records are actually and absolutely owing and are not contingent for any reason;

     (d) to the best of their knowledge (i) there are no defenses, set-offs, counterclaims or disputes existing or asserted with respect thereto and neither has made any agreement with any account debtor thereof for any deduction therefrom, (ii) there are no facts, events, circumstances or occurrences which in any way impair the validity, enforceability or collectibility thereof or tend to reduce the amount payable thereunder from the amount thereof as shown on its books and records, (iii) each such Account was (and will continue to be) created in accordance with applicable Requirements of Law, is (and will continue to be) a legal, valid and binding obligation of the account debtor thereof, (iv) all account debtors thereof have the capacity to contract and are solvent, and (v) there are no proceedings or actions which are threatened or pending against any account debtor thereof which might result in any material adverse change in such account debtor's financial condition; and

     (e) each of the Receivables indicated on the Borrowing Base Certificate as constituting a part of the Borrowing Base is an Eligible Receivable.

     8.14 Agent's Right to Verify Validity of Accounts. Any officer or employee of the Agent shall have the right, at any time or times after the Closing (upon oral notice to the Borrower and at any time upon and after the occurrence of an Event of Default without notice), in the Agent's name or in the name of a nominee of the Agent, to verify the validity, amount or any other matter relating to any Accounts of the Borrower or the Guarantor by mail, telephone, telegraph or otherwise.

     8.15 Relationships with Account Debtors. Unless the Agent notifies the Borrower in writing that the Agent has suspended any one or more of the following requirements, the Borrower and the Guarantor shall each:

     (a) promptly upon its learning thereof, inform the Agent, in writing, of any assertion of any material defenses, claims, offsets or counterclaims by any account debtor obligated under Eligible Receivables in an aggregate amount in excess of $25,000; and

     (b) promptly upon its receipt or learning thereof, furnish to and inform the Agent of all material adverse information relating to the financial condition of any account debtor obligated under Eligible Receivables in an aggregate amount in excess of $25,000.

     8.16 Limitations on Modifications, Waivers and Extensions of Agreements Giving Rise to Accounts. Each of the Borrower and the Guarantor will not (i) amend, modify, terminate or waive any provision of any material agreement giving rise to an Account in any manner which could reasonably be expected to materially adversely affect the value of such material Account as Collateral,
(ii) fail to exercise promptly and diligently and accordance with its historical prior practices, each and every material right which it may have under each agreement giving rise to an Account or (iii) fail to deliver to the Agent a copy of each material demand, notice or document received by it relating in any way to any agreement giving rise to any Eligible Receivables.

     8.17 Limitation on Discounts, Compromises and Extensions of Accounts. Upon the occurrence and during the continuance of an Event of Default, each of the Borrower and the Guarantor will not grant any extension of the time of payment of any of the Accounts or compromise, compound or settle the same for less than the full amount thereof, release, wholly or partially, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon.

                    SECTION 9: REPRESENTATIONS AND WARRANTIES

     Borrower  and  Guarantor,   jointly  and  severally,   make  the  following
representations and warranties:

     9.1 Corporate Existence; Compliance with Law. Each (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has the corporate power and authority to own and operate its Assets, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and is in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except where failure to so qualify would not have a Material Adverse Effect and (d) is in material compliance with all Requirements of Law.

     9.2 Corporate Power; Authorization; Enforceable Obligations. Each has the requisite corporate power and authority to make, deliver and perform this Agreement and the other Loan Documents to which it is a party and, in the case of the Borrower, to borrow hereunder and each has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents. No shareholder vote is necessary to authorize the execution, delivery and performance of this Agreement and the other Loan
Documents. No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the borrowings hereunder or the Guaranty or with the execution, delivery, performance, validity or enforceability of this Agreement and the other Loan Documents. Each of the Loan Documents has been duly executed and delivered on behalf of the Borrower/or and the Guarantor, as the case may be. This Agreement constitutes, and each of the other Loan Documents constitutes, a legal, valid and binding obligation of the Borrower and the Guarantor, enforceable against each of them in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

     9.3 No Conflict. The execution and delivery of the Loan Documents and the performance by the Borrower and/or the Guarantor, as the case may be, of all Obligations under the Loan Documents do not and will not contravene or conflict with any material Requirements of Law or of any material agreement binding upon the Borrower and/or the Guarantor, as the case may be. Without limiting the generality of the foregoing, (a) the execution and delivery of this Agreement shall not result in a breach, nor constitute a default under the terms and conditions of the New Senior Subordinated Notes or the Note Agreement, (b) no consent, waiver or modification is necessary thereunder in order to execute and deliver this Agreement and the Notes, or for the Borrower to perform its obligations under this Agreement or the Notes, and (c) the Obligations constitute, and shall continue to constitute, "Senior Debt" (as defined in the Note Agreement) and this Agreement constitutes, and shall continue to constitute, a "Senior Credit Facility" (as defined in the Note Agreement).

     9.4 Title; No Other Liens. (a) Each of the Borrower and the Guarantor, as the case may be, has good title to the Collateral. The Agent's Lien on the Collateral now and at all times hereafter will be perfected and subject only to Permitted Liens, if any, and the Agent has and at all times hereafter will have a first priority Lien on all of its Assets for the ratable benefit of the Banks. Other than with respect permitted to Permitted Liens, no security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office except as to which UCC-3 termination statements have been received or which have expired and not been renewed. The Liens granted pursuant to this Agreement constitute perfected Liens (to the extent such Liens can be perfected by filing) on the Collateral in favor of the Agent, which are prior to all other Liens on the Collateral created by the Borrower and in existence on the date hereof other than Permitted Liens and which are enforceable as such against all creditors of the Borrower.

     (b) Except for Permitted Liens and the Liens in favor of the Agent, the Borrower and the Guarantor own all right, title and interest in all of the Assets reflected in the June 30, 1998 financial statements which they purport to own (except for those Assets disposed of or acquired, as the case may be, in the ordinary course of business since such date), free and clear of all Liens.

     9.5 Environmental Matters. Each of the Borrower and the Guarantor, to the best of its knowledge, uses its property and does not permit any tenants or other users thereof to use such property other than in compliance with all Environmental Laws. There are no Liens or, to the best of its knowledge, threatened Liens against the Borrower or the Guarantor, as the case may be, its property or its tenants, users and uses pursuant to any Environmental Law. If it is revealed that the Borrower or the Guarantor, as the case may be, or its property, tenants, users or uses, are not in full compliance with any Environmental Law or that conditions exist, or may exist, at the property which are not satisfactory to the Agent in its reasonable discretion, the Borrower and/or the Guarantor, as the case may be, will undertake, at its reasonable cost and expense, whatever actions are necessary to bring each of the Borrower and the Guarantor, its property, tenants, users and uses into compliance with Environmental Law and to correct any environmental condition unsatisfactory to the Agent to the satisfaction of the Agent in its sole discretion and to the satisfaction of federal, state, county and local environmental authorities.

     9.6 ERISA. (a) Compliance with ERISA. The Borrower and each of its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code with respect to each Plan.

     (b) Prohibited Transactions. Neither the Borrower nor any ERISA Affiliate has engaged in a transaction in connection with which the Borrower or any ERISA Affiliate could be subject to a material liability for either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code.

     (c) Plan Termination. There has been no termination of a Multiemployer Plan or trust created under any Multiemployer Plan that would give rise to liability to the PBGC on the part of the Borrower or any ERISA Affiliate. No liability to the PBGC has been or is expected to be incurred with respect to any Multiemployer Plan by the Borrower or an ERISA Affiliate. Neither the Borrower nor the Guarantor is aware of any pending or threatened proceedings by the PBGC to terminate any Multiemployer Plan. Neither the Borrower nor the Guarantor is aware of any condition or set of circumstances which presents a material risk of termination of any Multiemployer Plan by the PBGC.

     (d) Employee Pension Benefit Plans. Neither the Borrower nor any ERISA Affiliate has any obligation or liability under, or contributed within the preceding five years to, an employee pension benefit plan with the meaning of
Section 3(2) of ERISA.

     (e) Withdrawal Liability. Neither the Borrower nor an ERISA Affiliate has made a complete or partial withdrawal from a Multiemployer Plan. To the best knowledge of the Borrower, the aggregate liability to which the Borrower or any ERISA Affiliate would become subject under ERISA if the Borrower and all ERISA Affiliates were to withdraw completely from all Multiemployer Plans as of the most recent valuation date, together with any secondary liability for withdrawal liability the Borrower and any ERISA Affiliate may have as of the date hereof, would not have a Material Adverse Effect on the business, operations, property or financial or other condition of the Borrower and its ERISA Affiliates, taken as a whole. To the best knowledge of the Borrower, no such Multiemployer Plan is in reorganization (as such term is defined in Section 4241 of ERISA) or is insolvent (as such term is defined in Section 4245 of ERISA).

     (f) Retiree Welfare Benefits. The Borrower does not provide post-retirement health, medical and other welfare benefits for retired employees of the Borrower.

     9.7 No Change. Since June 30, 1998, there has been no material adverse change in the business, operations, property or financial or other condition of the Borrower or the Guarantor as such business, operations, property, or financial or other condition of the Borrower and its Subsidiaries existed on such date.

     9.8 No Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof, will not violate any material Requirement of Law or any material Contractual Obligation, of the Borrower or the Guarantor, and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or assets pursuant to any Requirement of Law or
Contractual Obligation except for the Liens granted pursuant to the Loan Documents.

     9.9 No Litigation. To the best knowledge of each of the Borrower and the Guarantor, no litigation, investigation, or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower or the Guarantor, threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues
(i) with respect to this Agreement or the other Loan Documents or any of the transactions contemplated hereby, or (ii) which is likely to have a Material Adverse Effect.

     9.10 No Default. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation in any respect which is likely to have a Material

Adverse Effect. No Default or Event of Default has occurred and is continuing.

     9.11 No Burdensome Restrictions. No Contractual Obligation of the Borrower or any of its Subsidiaries in effect on the date hereof and no Requirement of Law in effect on the date hereof materially adversely affects, or insofar as the Borrower may reasonably foresee may so affect, the business, operations, property or financial or other condition of the Borrower and the Guarantor or the ability of the Borrower and/or the Guarantor, as the case may be, to perform any of its obligations under this Agreement or the other Loan Documents.

     9.12 Taxes. Each of the Borrower and its Subsidiaries has filed or caused to be filed all tax returns which to the knowledge of the Borrower are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it and any of its property by any Governmental Authority (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and, if applicable, with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be); and no tax Liens have been filed and, to the knowledge of the Borrower, no claims are being asserted with respect to any such taxes, fees or other charges.

     9.13 Financial Condition. The consolidated balance sheet of the Borrower and its consolidated Subsidiaries as of June 30, 1998 and the related consolidated statements of operations and the related consolidated statement of shareholders' equity for the Fiscal Year ended on such date (certified by BDO Seidman), present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such dates, and the consolidated results of their operations for the Fiscal Year and the interim period then ended. Neither the Borrower nor any of its consolidated Subsidiaries had, at the date of the balance sheet for the period ended June 30, 1998 referred to above, any material Contingent Obligation, contingent liability or liability for taxes, long term lease or unusual forward or long term commitment, which is required to be reflected on such financial statements other than such obligation which are so reflected or adequately reserved against in the foregoing statements or in the notes thereto.

     9.14 Subsidiaries. At the date of this Agreement the Borrower has no Subsidiaries other than the Guarantor, and the

Borrower owns all of the outstanding voting shares of each such Subsidiary.

     9.15 Government Regulation. (a) Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", or of a "subsidiary company" or a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     (b) No part of the proceeds of any Loans hereunder will be used as "purpose credit" within the meaning of such term under Regulations U or G of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect, if such use would violate the provisions of Regulations U or G.

     9.16 Licenses, Permits. Each has all permits, certificates, licenses (including patent and copyright licenses), approvals and other authorizations required in connection with the operation of their businesses, except any such permits the ineffectiveness of which is not likely to have a Material Adverse Effect.

     9.17 No Federal Tax or ERISA Liens. No notice of or any other document or instrument creating any federal tax Lien or Lien under Section 412 of the Code or Section 4068 of ERISA has been issued, recorded or filed with respect to the assets of the Borrower or any of its Subsidiaries.

     9.18 Existing and Additional Indebtedness; Contingent Obligations. There exists no (i) Indebtedness of the Borrower or the Guarantor secured by a Lien on any of its Assets, except, without duplication, for the Obligations, and (B) Indebtedness secured by Permitted Liens, or (ii) Contingent Obligation of the Borrower or the Guarantor secured by a Lien on any of its Assets, except, without duplication, for the Obligations.

     9.19 Marketing Services and Product Licensing Agreements. Neither the Borrower nor the Guarantor is a party to any Marketing Services Agreements or Product Licensing Agreements, and each of the Existing Marketing Service Agreements and Product Licensing Agreements have been terminated and are of no further force and effect.

     9.20 Leased and Warehouse  Premises.  Other than the locations specified on
Schedule 8.4(A), no assets of the Borrower or the Guarantor are kept at any warehouse other than warehouses of warehousemen which have executed warehousemen's notification of security interest and waiver of lien letters, in form and substance satisfactory to the Agent.

     9.21 Farm Products. Neither the Borrower nor the Guarantor has received, within one (1) year before the sale of any farm products (as such term is defined in the Uniform Commercial Code) to the Borrower or the Guarantor, notice from the secured party of the seller or the seller of such farm products of the existence of any security interest in such farm products.

                        SECTION 10: COVENANTS OF BORROWER

     So long as the Commitment remains in effect, any Loan is outstanding, or any other Obligation remains unpaid, the Borrower and the Guarantor, jointly and severally, shall:

     10.1   Financial   Statements.   Furnish   to   each   Bank   substantially
contemporaneously, each of the following materials in identical form and substance:

     (a) as soon as available, but in any event within ninety (90) days after the last day of each of its Fiscal Year ends, the Form 10-K report of the Borrower and its Subsidiaries as at the end of such Fiscal Year and statements of income and retained earnings and cash flows for such Fiscal Year each prepared in accordance with GAAP and certified by a firm of independent certified public accountants reasonably satisfactory to the Banks, together with management prepared consolidated and consolidating balance sheets. Management shall provide an itemized statement of capitalized expenses, including, but not limited to, Slotting Fees, which shall be broken out on the management balance sheet, and any expenses related thereto shall be itemized on the management income statement. Management shall also provide a breakdown of selling, general and administrative expenses. Notwithstanding the foregoing, if the Borrower has been granted an extension from filing its Form 10-K report by the Securities and Exchange Commission, then the reports required hereunder shall be due simultaneously with the filing thereof, but in no event later than one hundred and five (105) days from the last day of its Fiscal Year.

     (b) as soon as available, but in any event within forty-five (45) days after the close of each of the first three quarters of each Fiscal Year, Form 10-Q report and management prepared consolidated and consolidating balance sheets, statements of income and retained earnings and cash flows of the Borrower and its subsidiaries as of the last day of and for such quarter and for the period of the fiscal year ended as of the close of the particular quarter, all such quarterly statements to be certified by the chief financial or accounting officer of the Borrower as having been prepared in accordance with GAAP (subject to year-end adjustments and other exceptions specified therein). Management shall provide an itemized statement of capitalized expenses, including, but not limited to, Slotting Fees, which shall be broken out on the prepared balance sheet, and any expenses related thereto shall be itemized on the prepared income statement. Management shall also provide a breakdown of selling, general and administrative expenses. Notwithstanding the foregoing, if the Borrower has been granted an extension from filing its Form 10-Q report by the Securities and Exchange Commission, then the reports required hereunder shall be due simultaneously with the filing thereof, but in no event later than fifty (50) days from the last day of its Fiscal Year.

     All such financial statements required by this Section 10.1 are to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except (i) as approved by such accountants or the chief financial officer of the Borrower, as the case may be, and disclosed therein and (ii) with respect to any interim statements which may not include all disclosure required by GAAP).

     Section 10.2 Certificates; Other Information. Furnish to each Bank:

     (a) at the same time as it delivers the financial statements called for by subparagraphs (a) and (b) of Section 10.1, the Borrower shall deliver a certificate of the chief financial or accounting officer of the Borrower substantially in the form of Exhibit C annexed hereto, demonstrating compliance with the financial covenants set forth in Section 10.14, 10.20 and 10.27, together with the computations necessary in order to determine said compliance (such computation to be presented in a format, and conducted based on a methodology, in each case acceptable to the Banks);

     (b) from time to time as requested by the Agent or any Bank, but no more often than twice a year, provide each Bank with a written acknowledgment, in form and substance satisfactory to each Bank, from the Borrower's and the Guarantor's accountant acknowledging that the Banks are relying on the accountant's professional accounting services to the Borrower and Guarantor, and the Borrower's and Guarantor's knowledge of each Bank's reliance;

     (c) within one hundred twenty (120) days after the Fiscal Year end of the Borrower, furnish annual projections for the next succeeding Fiscal Year in a form reasonably acceptable to the Banks;

     (d) by the fifteenth (15th) day of each calendar month, a complete Receivables and accounts payable aging report and a report of the aggregate dollar value of all Inventory held by the Borrower for the month just ended, such reports to be in form and substance reasonably satisfactory to the Banks; supporting documentation shall include evidence of payment made thereon;

     (e) by the fifteenth (15th) day of each month, furnish a monthly Borrowing Base Certificate certified by the chief financial or accounting officer of the Borrower; and

     (f) from time to time, provide to the Agent and the Banks the information described in Section 10.30(b); and

     (g) furnish such other reports and information as the Agent or any Bank may reasonably require.

     10.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except when the amount or validity thereof is currently being contested in good faith and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries.

     10.4 Conduct of Business and Maintenance of Existence. Continue to engage principally in the businesses of the same general type now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges, licenses and franchises necessary or desirable as determined in the normal conduct of its business and comply in all material respects with all material Contractual Obligations and Requirements of Law.

     10.5 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries in conformity in all material respects with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of the Agent and/or each Bank, including, without limitation, any consulting/accounting firm, auditors, appraisers or other professionals engaged by the Agent and/or such Bank to visit and inspect any of its properties and examine and make abstracts from any of its books and records upon reasonable notice and at any reasonable time during normal business hours; provided, however that unless a Default shall have occurred and be continuing, such visits shall not exceed more than two (2) per year, and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants. The Borrower and the Guarantor shall, at the request of the Agent and/or any Bank, each take all steps necessary to facilitate any such inspection, audit, appraisal and/or verification and, without limiting the generality of the foregoing, shall each use its best efforts to cause its employees to cooperate with the Agent and/or any such Bank in this regard, and the Agent and/or any such Bank shall use reasonable efforts not to disrupt the day-to-day business of the Borrower and/or the Guarantor. The Agent and the Banks agree to take appropriate measures to protect any proprietary and/or confidential information of the Borrower and its Subsidiaries consistent with the Agent's and such Bank's internal policies and procedures with respect to the maintenance of customer's confidential information. The Agent may, from time to time, engage a consulting/accounting firm, auditors, appraisers and/or other professionals to conduct a review of the operations of the Borrower and Subsidiaries or to assist the Agent in connection with the exercise or enforcement of any right, power, privilege or remedy under this Agreement, the Loan Documents and/or applicable law. Upon request, the Agent shall provide the Borrower with such reasonable assurances that such other professionals shall adhere to the aforementioned policies and procedures regarding customer confidential information. The reasonable costs of any such reviews shall be paid by the Borrower upon demand.

     In addition to the foregoing, the Borrower and Guarantor agree that the Agent shall be permitted to conduct Asset based audits twice each calendar year upon reasonable notice from the Agent to the Borrower; the costs of such audits to be paid by the Borrower.

     10.6 Notices. Promptly give notice to the Agent and the Banks of:

     (a) the occurrence of any Default or Event of Default;

     (b) the occurrence of any default (howsoever characterized or defined) under or in connection with the New Senior Subordinated Notes;

     (c) any (i) default or event of default under any Contractual Obligation (including under the Loan Documents) of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the

Borrower or any of its Subsidiaries and any Governmental Authority and (iii) any other material litigation or proceeding affecting the Borrower or any of its Subsidiaries, and in addition, will furnish to the Agent within ninety (90) days after the end of each Fiscal Year, a summary of all such litigation, investigations or proceedings;

     (d) the following events, as soon as possible and in any event within thirty days after the Borrower knows or has reason to know thereof: (1) the occurrence of any Reportable Event with respect to any Plan; (ii) the occurrence of a prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan, (iii) the institution of proceedings or the taking or expected taking of any other action by PBGC or the Borrower or any ERISA Affiliate to terminate or withdraw or partially withdraw from any Plan and, with respect to a Multiemployer Plan, the Reorganization or Insolvency of such Plan (as such terms are defined in ERISA), (iv) the failure of the Borrower or a ERISA Affiliate to make a required installment under Section 412(m) of the Code or any other payment required under Section 412 of the Code on or before the due date or (v) the adoption of an amendment with respect to a Plan so that the Borrower or a ERISA Affiliate is required to provide security to the Plan under Section 401(a)(29) of the Code, and in addition to such notice, delivery to the Agent of a certificate of a Responsible Officer setting forth details relating thereto, and the action that the Borrower, ERISA Affiliate or ERISA Affiliate proposes to take with respect thereto and when known, any action taken or threatened by the Internal Revenue Service or the PBGC, together with a copy of any notice to the PBGC or IRS or any notice delivered by the PBGC or IRS; and

     (e) a material adverse change in the business, operations, property or financial or other condition of the Borrower and Subsidiaries from that which existed on June 30, 1998. Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower and/or Subsidiary proposes to take with respect thereto.

     10.7 Use of Proceeds. Use the proceeds of the Loans for general operating and working capital purposes in the conduct of its business.

     10.8 Other Agreements. Not enter into any agreement containing any provision which would be violated or breached by the performance of Borrower's obligations hereunder.

     10.9 Insurance. Maintain insurance (with respect to the Collateral as well as comprehensive liability and casualty insurance) of such types, in such amounts and against such risks as is customary in the case of companies engaged in a similar business with financially sound and reputable insurance companies, and in form and substance reasonably satisfactory to the Agent, which policy shall name the Agent as loss payee and include a thirty (30) day notice of cancellation clause. Borrower shall furnish to the Agent, upon request of the Agent a copy of such policy and proof that all premiums theretofore owing have been paid in full.

     10.10 Taxes. Pay when due all federal, state or local or foreign taxes, levies, assessments, charges or claims except when the amount or validity thereof is currently being contested in good faith and reserves in conformity with GAAP with respect thereto have been provided for on its books.

     10.11 ERISA. The Borrower and any ERISA Affiliate will not:

     (i) knowingly engage in any transaction in connection with which the Borrower could be subject to either a material civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code; or

     (ii) fail to make any payments when due to any Multiemployer Plan which the Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan or any law pertaining thereto. The Borrower agrees (x) upon the request of the Agent to obtain a current statement of withdrawal liability from each Multiemployer Plan to which the Borrower or an ERISA Affiliate contributes or to which the Borrower or an ERISA Affiliate has an obligation to contribute and (y) to transmit a copy of such statement to the Agent within fifteen (15) days after the Borrower receives the same.

     10.12 Further Documentation. At any time and from time to time, upon the request of the Agent and at the sole expense of the Borrower, the Borrower shall promptly and duly execute and deliver such further instruments and documents and take such further action as the Agent may reasonably request for the purpose of obtaining or preserving the security interest granted to the Agent hereunder and of the rights and powers granted herein, including, without limitation, the filing of any financing, amendment or continuation statements under the Uniform Commercial Code. The Borrower hereby irrevocably constitutes and appoints the Agent with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Borrower and in the name of the Borrower or in its own name, from time to time in the Agent's discretion, to execute and file, in Borrower's name and on its behalf, any Uniform Commercial Code financing, amendment or continuation statement. The Borrower hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

     10.13  Intentionally Deleted

     10.14  Financial Covenants.

     (a) Tangible Net Worth. Not permit its Tangible Net Worth as at the fiscal quarters set forth below to be less than the amount set forth opposite such fiscal quarter ending:

     Fiscal Quarter Ended               Minimum Tangible Net Worth
     --------------------               --------------------------

          12/31/98                              $16,583,000
           3/31/99                              $17,394,000
           6/30/99                              $18,267,000
           9/30/99                              $19,159,000
          12/31/99                              $20,078,000
           3/31/00                              $21,017,000
           6/30/00,                             $22,003,000
          and each quarter thereafter;

provided, however, that the minimum Tangible Net Worth requirements set forth above shall be reduced by any reduction in Tangible Net Worth resulting solely from the purchase by the Borrower of treasury stock during the relevant fiscal quarters; and provided further, that the aggregate amount of all such reductions may not exceed $1,600,000.

     (b) Leverage Ratio. Maintain at all times, to be tested at the end of each fiscal quarter, a ratio of total consolidated liabilities of the Borrower and its Subsidiaries plus the present value of future minimum Equipment Operating Lease payments less Subordinated Debt to consolidated Tangible Net Worth of the Borrower and its Subsidiaries plus Subordinated Debt in a proportion not more than 2.00 to 1.00 (total consolidated liabilities to be determined in accordance with GAAP).

     (c) Minimum Debt Service Coverage Ratio. Maintain at all times, to be tested at the end of each fiscal quarter on a rolling four (4) quarter basis, a ratio of earnings, before interest, dividends (including interest to preferred stockholders, if any), taxes, depreciation and amortization and Equipment Operating Leases obligations and non-cash transactions, divided by the current portion of long term debt at such time, plus actual interest expense, plus dividends (including interest to preferred stockholders, if any), of not less than 1.30 to 1.00 ("long term debt" means indebtedness for borrowed money which by its terms matures more than 12 months after the date incurred or if maturing sooner, the maturity thereof may be extended at the option of the debtor beyond such 12 month period; for purposes hereof, long term debt shall include obligations under Capitalized Leases and Equipment Operating Leases).

     (d) Fixed Charge Ratio. Not permit at any time, to be tested at the end of each fiscal quarter on a rolling four (4) quarter basis, the ratio of Consolidated Cash Flow and Operating Lease Expense to Consolidated Fixed Charges to be less than 1.25 to 1. (e) Consolidated Net Worth. Maintain a Consolidated Net Worth of not less than $10,000,000 plus 50% of Consolidated Net Earnings for each Fiscal Year commencing with the first Fiscal Year ending after December 31, 1998, but only to the extent that such amount derived from the application of said percentage is a positive number.

     10.15 Limitation on Liens. Not create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except Liens in favor of the Agent and existing on the date hereof and:

     (a) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower or the appropriate Subsidiary, as the case may be, in accordance with GAAP;

     (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's, vendor's, lessor's or other like Liens arising in the ordinary course of business which are not overdue or which are being contested in good faith and by appropriate proceedings and for which adequate reserves have been made;

     (c)  pledges  or  deposits  in  connection   with  worker's   compensation,
unemployment insurance and other social security legislation;

     (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, letters of credit, statutory obligations, custom, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

     (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary course of the business of the Borrower or any of its Subsidiaries;

     (f) Liens on the assets of Subsidiaries securing Indebtedness owing to the Borrower so long as such Indebtedness and Liens are assigned to the Agent;

     (g) Liens granted with respect to real and/or tangible or intangible personal property, which property is acquired after the date hereof (by purchase, construction or otherwise) by the Borrower or any Subsidiary, each of which Liens were incurred to finance, refinance or refund, the cost (including the cost of construction) of the respective property; provided that no such Lien shall extend to or cover any property of the Borrower or any such Subsidiary other than the respective property so acquired and improvements thereon;

     (h) Liens granted to Persons in respect of Capitalized Leases of Equipment and Equipment Operating Leases (collectively, the Liens described in clauses (a) through (h) above are referred to herein as the "Permitted Liens"); and

     (i) Liens to Fleet in connection with any Indebtedness to Fleet, including, but not limited to, the Fleet Mortgage Loan, and any extensions, renewals and modifications thereof.

     10.16 Limitation on Fundamental Changes. (a) Not enter into any transaction of merger or consolidation (other than in a transaction to which the Borrower and the Guarantor are the only parties and provided, that, the Borrower is the surviving entity of any such merger or consolidation or amalgamation); or
liquidate,   wind-up  or  dissolve   itself  (or  suffer  any   liquidation   or
dissolution).

     (b) Not form or acquire any Subsidiaries other than the Guarantor which would have a Material Adverse Effect, provided that the foregoing shall not apply to the formation of any new wholly owned Subsidiary of the Borrower that executes and delivers in favor of the Agent a guaranty and security agreement on substantially the same terms as set forth in Section 7 and 8, respectively, as well as resolutions of its board of directors authorizing same.

     10.17 Limitation on Sale of Assets. Not sell, lease, assign, transfer or otherwise dispose of, or give options to purchase any of its Assets (including, without limitation, Receivables and leasehold interests) whether now owned or hereafter acquired, and whether or not leased back except (i) dispositions of Inventory or used-worn out, obsolete or surplus Equipment in the ordinary course of business and (ii) dispositions of Assets to or from the Guarantor to or from the Borrower, as the case may be, so long as such dispositions are in the ordinary course of business consistent with past practices.

     10.18 Limitation on Dividends. Not (i) declare or pay any dividends (other than lawful dividends to the Borrower from the Guarantor, dividends to stockholders of the Borrower payable in shares of common stock and cash dividends to holders of the preferred stock of the Borrower, so long as no Event of Default has occurred), (ii) purchase, redeem, retire, or otherwise acquire for value any of its stock now or hereafter outstanding in excess of $1,600,000.00 in the aggregate for the Borrower and Guarantor, or (iii) make any distribution of Assets to its stockholders as such whether in case, or other Assets or obligations, (iv) allocate or otherwise set apart any sum for the payment of any dividend (other than lawful dividends to the Borrower from the Guarantor) or distribution on, or for the purchase, redemption, or retirement of, any shares of its stock, or (v) make any other distribution by reduction of capital or otherwise in respect of any shares of its stock, or (vi) permit the Guarantor to purchase or otherwise acquire for value any stock of the Borrower in excess of $1,600,000.00 in the aggregate for the Borrower and Guarantor.

     10.19 Investments. Not directly or indirectly, make or suffer to exist any investment (by way of transfer of Assets, contributions to capital, purchase of Stock or other securities or evidence of Indebtedness, acquisition of the business or assets, or otherwise) in, or make or suffer to exist any advances or loans to, any Person, except for:

     (i) loans by the Borrower to the Guarantor in the ordinary course of business consistent with past practices;

     (ii) loans or advances by the Borrower to shareholders or employees of the Borrower outstanding on June 30, 1998;

     (iii) advances to employees for business related purposes; such advances not to exceed $50,000 in the aggregate for the Borrower and the Guarantor, taken as a whole, in each Fiscal Year;

     (iv) Accounts arising in the ordinary course of business;

     (v) investments in certificates of deposit of a banking institution having assets in excess of $100,000,000 or in securities of the United States of America or commercial paper with not less than a Pl (or equivalent) rating (all of the foregoing maturing within one (1) year), which investments, in the aggregate, do not exceed $100,000 at any time and are not made with the proceeds of any Loan; and

     (vi) transactions permitted by Sections 10.16 and 10.21 hereof.

     10.20 Existing and Additional Indebtedness. (a) Not in any way, directly or indirectly, create, incur, assume, guaranty, or suffer to exist, agree to purchase or repurchase, pay or provide funds in respect of, or otherwise become, be or remain liable, contingently, directly or indirectly, with respect to any Indebtedness other than:

     (i) Indebtedness of the Borrower or the Guarantor owing to the Agent under this Agreement, the Notes or any other Loan Document;

     (ii) other Indebtedness of the Borrower or the Guarantor owing to Fleet;

     (iii) Indebtedness arising from the New Senior Subordinated Notes;

     (iv)  Indebtedness  existing on the date of Closing  that is  described  on
Schedule 10.20 hereof;

     (v) Indebtedness secured by Permitted Liens; and

     (vi) Indebtedness incurred in connection with Capitalized Leases and Equipment Operating Leases.

     (b) Not cancel any Account, claim or other debt, except for adequate consideration or in the ordinary course of business; provided, however, that the foregoing shall not prohibit the compromise or discount of Accounts in the ordinary course of business consistent with past practice.

     10.21 Other Transactions. (a) Not knowingly enter into any transaction which (if not otherwise prohibited by the terms of the Loan Documents) materially and adversely affects its ability to repay the Obligations or its other Indebtedness and other liabilities.

     (b) Not enter into any transaction with any Affiliate, or with any of its shareholders or an Affiliate thereof, except on an arms'-length basis.

     (c) Not make any material change (1) in its capital structure, except transactions allowed by Section 10.16 hereof or (2) in any of its businesses or their objectives, purposes and operations.

     10.22 Environmental Liabilities. Not violate any Requirement of Law, rule or regulation regarding Hazardous Material; and, without limiting the foregoing, dispose of (or permit any Person to dispose of) any Hazardous Material into or onto, or (except in accordance with applicable law) from, any real property owned or operated by the Borrower or any of its Subsidiaries, nor allow any Lien imposed pursuant to any Requirement of Law relating to Hazardous Materials or the disposal thereof to be imposed or to remain on such real property, which violation or Lien would have a Material Adverse Effect.

     10.23 Warehousemen's Waivers. As soon as available, but in any event no later than sixty (60) days from the date hereof, deliver to the Agent warehouse lien waivers, in form and substance acceptable to the Agent, from each warehouse where the Borrower or Guarantor warehouses inventory at each location set forth on Schedule 8.4 hereto (other than those locations set forth on Schedule 8.4(A), which are excluded from the Borrowing Base), subordinating the warehouseman's lien to the lien of the Agent. At any time after sixty (60) days from the date hereof, neither Borrower nor Guarantor shall keep any Assets at any leased or warehouse location other than those locations set forth on Schedule 8.4 hereto (other than those locations set forth on Schedule 8.4(A), which shall continue to be excluded from the Borrowing Base, unless an acceptable waiver is obtained), without obtaining, prior to the locating of any Assets at any leased or warehouse location, a Landlord's Waiver of Lien or a Warehousemen's Notification of Security Interest and Waiver of Lien Letter (in form and substance satisfactory to the Agent, as applicable, from the landlord or warehouseman, as the case may be.

     10.24 Collateral. Maintain the Collateral, as the same is constituted from time to time, free and clear of all Liens, except those in favor of the Agent and the Permitted Liens; defend the Collateral against all claims and demands of all Persons at any


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

time claiming the same or any interest therein and pay all costs and expenses incurred in connection with such defense.

     10.25 Intentionally Omitted.

     10.26 Trademarks. Not grant any Person any exclusive license to use the Trademarks.

     10.27 Limitation on Capital Expenditures. Expend in the aggregate, for the Borrower and all Subsidiaries, in excess of the amount set forth opposite the Fiscal Year ending the date set forth below, to be tested annually, for Capital Expenditures including payments made on account of Capitalized Leases and Equipment Operating Lease Obligations. For purposes of the foregoing, Capital Expenditures shall include equipment acquired under direct purchases, bank financing, Equipment Operating Leases and payments made on account of any deferred purchase price or on account of any indebtedness incurred to finance any such purchase price:

                 Fiscal Year End            Capital Expenditures
                 ---------------            --------------------

                 6/30/99                          $ 8,000,000

                 6/30/00                          $ 2,000,000

; provided, however, if the Capital Expenditure limit for Fiscal Year 1999 is not fully utilized in such Fiscal Year, the unused balance may be carried forward to Fiscal Year 2000.

     10.28 Marketing Services Agreement. Not enter into any Marketing Services Agreement.

     10.29 Maintain Operating Accounts. Maintain all of their primary operating accounts with the Agent.

     10.30 Regarding the New Senior Subordinated Notes. (a) Without the express written consent of the Agent: (i) the Borrower shall not directly or indirectly, amend, modify, supplement, waive compliance with, or assent to noncompliance with, any term, provision or condition of any of the documents evidencing or governing the New Senior Subordinated Notes or (ii) repurchase, redeem or voluntarily prepay in whole or in part, any principal, interest or other amounts payable in respect of the New Senior subordinated Notes, or take any action, or set aside any reserves, in furtherance of the foregoing. For purposes of this
Section 10.30, the performance by the Borrower of its obligations in respect of, and payment of amounts required to be paid under the provisions of the New Senior Subordinated Notes and of Section 1.1,


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

Section 1.2, Section 1.3, Section 1.5, Section 1.6 and Section 6.2(a) of the Note Agreement, as in effect on the closing date of the Note Agreement, shall not be deemed to be a repurchase, redemption or voluntary prepayment of principal, interest or other amounts in respect of the New Senior Subordinated Notes within the meaning of Section 10.30 of this Agreement.

     (b) Simultaneously with delivery of the same to any holder of the New Senior Subordinated Notes, the Borrower shall furnish to the Agent any notice, report, financial statement, certificates, projections or other forms of information (financial or otherwise) required to be delivered by or on behalf of the Borrower to such holder pursuant to the documents evidencing or governing such notes; provided, however, that the Borrower shall have no such obligation to furnish information pursuant to this clause (b) to the extent that such information (or substantially the same information) has been furnished to the Agent pursuant to Section 10.01, 10.02, or 10.06, as the case may be.

                        SECTION 11: CONDITIONS OF LENDING

     11.1 Initial Loan. The effectiveness of this Agreement and the availability of Loans hereunder is subject to the receipt of an executed counterpart of this Agreement by the Borrower and the Guarantor and the following additional documents prior to the Closing:

          (1) the Notes;

          (2) the Mortgage;

          (3) the other Loan Documents;

          (4) evidence of insurance naming the Agent as loss payee under a lender's loss payable endorsement and evidence of payment of the most recently due premium;

          (5) an opinion of counsel for Borrower and Guarantor in form and substance satisfactory to the Agent;

          (6) Good Standing Certificates of the Borrower and Guarantor from the Secretary of States of New Jersey, New York and California, respectively;

          (7) Secretary's Certificates of the Borrower and the Guarantor attaching incumbency certificate, Certificate of Incorporation, by-laws and resolutions of the Board of Directors authorizing the transaction;


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

          (8) Borrowing Base Certificate; and

          (9) Such other documents as may be reasonably requested by the Agent.

     11.2 Conditions to Each Loan. The obligation of the Agent to make any Loan is subject to the satisfaction of the following conditions precedent on the relevant borrowing date:

     (a) Representations and Warranties. The representations and warranties made by the Borrower and the Guarantor herein or which are contained in any certificate, document or financial or other statement furnished by the Borrower at any time under or in connection herewith shall be correct in all material respects on and as of such Borrowing Date as if made on and as of such date.

     (b) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such Borrowing Date or after giving effect to the Loan to be made on such borrowing date. Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such borrowing that the conditions in clause (a) and (b) of this
Section 11.2 have been satisfied.

     (c) Borrowing Notice. The Agent shall have received a Borrowing Notice.

     (d) No Federal Tax or ERISA Liens. No notice of or any other document or instrument creating any federal tax Lien or Lien under Section 412 of the Code or Section 4068 of ERISA shall have been issued, recorded or filed with respect to the assets of the Borrower or any of its Subsidiaries and no Bank shall have informed the Agent or the Borrower that such Bank has processed any such Lien or has notice thereof.

                   SECTION 12: EVENTS OF DEFAULT AND REMEDIES

     12.1 Events of Default. Each of the following shall constitute an Event of Default under this Agreement.

     (a) Non-Payment of Principal or Interest. Non-payment when due of any principal of or interest due on the Notes or non-payment of any of Borrower's Obligations when due and payable or declared due and payable; or

     (b) Bankruptcy or Insolvency. The Borrower or the Guarantor becomes insolvent or generally fails to pay, or admits in writing its inability to pay, debts as they become due; or the

Borrower or the Guarantor applies for, consents to, or acquiesces in the appointment of, a trustee, receiver, guardian, conservator or other custodian for the Borrower or the Guarantor or any of the Borrower's or Guarantor's property, or the Borrower or the Guarantor makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver, guardian, conservator or other custodian is appointed for the Borrower or any Guarantor or for a substantial part of the Borrower's or such Guarantor's property and is not discharged within 30 days; or any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any liquidation proceeding, is commenced in respect of the Borrower or any Guarantor, and if such case or proceeding is not commenced by the Borrower or such Guarantor, it is consented to or acquiesced in by the Borrower or such Guarantor or remains undismissed for 60 days; or

     (c) Non-Compliance with Certain Covenants. The Borrower or the Guarantor shall fail in the observance or performance of any covenant or agreement set forth in Sections 10.4, 10.14, 10.15, 10.16, 10.17, 10.19, 10.20, 10.21(c),
10.22, 10.24, 10.26, 10.27, 10.28 or 10.30(a); or

     (d) Non-Compliance with Other Terms of this Agreement or any of the other Loan Documents. Failure by the Borrower or the Guarantor to comply with or to perform any provision of this Agreement or the other Loan Documents (and not constituting an Event of Default under any of the preceding or following provisions of this Section 12 or under any specific provision set forth in the other Loan Documents) and continuance of such failure for thirty (30) days after notice thereof to the Borrower from the Agent; or

     (e) Warranties. Any representation or warranty made by the Borrower and/or the Guarantor herein is breached or is false or misleading in any material respect or omits to state a material fact when made, or any schedule, certificate, financial statement, report, notice, or other writing furnished by the Borrower and/or the Guarantor to the Agent is false or misleading in any material respect or omits to state a material fact on the date as of which the facts therein set forth are stated or certified; or

     (f) Defaults under other Agreements. The Borrower or the Guarantor defaults under (i) any Contingent Obligation, loan, extension of credit, security agreement, mortgage or other agreement with respect to Indebtedness to a third party (including, but not limited to, the New Senior Subordinated Notes) other than the Notes, or (ii) any Contingent Obligation, loan, extension of credit, security agreement, mortgage or other agreement with respect to Indebtedness to any Bank, other than the Loan Documents, including but not limited to, the Fleet Mortgage Loan, and such default is declared and is not cured within the time, if any, specified therefor in any agreement covering same; or

     (g) Collateral. If any portion of the Collateral or any other assets of Borrower or the Guarantor are attached, seized, subjected to a writ or distress or warrant, or are levied upon or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not terminated or dismissed within thirty (30) days or if a notice of lien, levy or assessment of record is filed against the Collateral; or

     (h) Guaranty. If the Guarantor terminates, purports to terminate or takes any steps which have the effect of decreasing its liability hereunder; or

     (i) Ownership. If (i) the Guarantor ceases to be a wholly owned subsidiary of the Borrower, or (ii) either Mark Cocchiola or Paul Lauriero is no longer actively involved in the day to day management of the Borrower and the Guarantor; or

     (j) Judgements. One or more judgements, decrees, arbitration awards or rulings shall be entered against the Borrower and/or the Guarantor involving in the aggregate a liability (not paid or in the opinion of the applicable insurer, fully covered by insurance) of $100,000 or more and all such judgements, decrees, awards and rulings shall not have been vacated, paid, discharged, stayed or bonded pending appeal within sixty(60) days from the entry thereof; or

     (k) ERISA. (i) if any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Multiemployer Plan, which Reportable Event or institution of proceedings or appointment of a trustee is likely to result in the termination of such Multiemployer Plan for purposes of Title IV of ERISA, and, in the case of a Reportable Event, the continuance of such Reportable Event unremedied for ten days after notice of such Reportable Event pursuant to
Section 4043(a), (c) or (d) of ERISA is given and, in the case of the institution of proceedings, the continuance of such proceedings for ten days after commencement thereof, (iii) the Borrower or an ERISA Affiliate incurs a partial or complete withdrawal from a Multiemployer Plan or (iv) any other event or condition shall occur or exist, with respect to a Plan or Multiemployer Plan; and in each case in clauses (i) through (iv) above, such event or condition, together with all other such events or conditions, if any, could subject the Borrower or any of its Subsidiaries to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations, property or financial or other condition of the Borrower; or

     (l) Farm Products. If the Borrower and/or Guarantor shall be notified of a security interest created by the seller of any farm products in any farm products sold to Borrower or Guarantor or a financing statement shall have been filed in respect of any of the farm products sold to Borrower or Guarantor and such security interest has not been terminated or waived within thirty (30) days of Borrower's or Guarantor's receipt of notification thereof; or

     (m) Registration. Failure of the Borrower and/or Guarantor to register with the Secretary of State of each State in which it purchases farm products that has an established "central filing system" (as such quoted term is defined in U.S.C.A. 7 ss. 1631(c)) on or before January 15, 1995.

     12.2  Effect of Event of  Default.  If any Event of  Default  described  in
Section 12.1(b) shall occur, the Commitment (if not theretofore terminated) shall automatically and immediately terminate, and the Notes and the Obligations and all other amounts payable under the Loan Documents and the Letter of Credit shall become automatically and immediately due and payable, all without presentment, demand, protest or notice of any kind. Upon the occurrence of any Event of Default and during the continuance thereof (other than the event described in Section 12.1(b)), the Agent may (and shall, at the direction of the Required Banks) declare the Commitment (if not theretofore terminated) to be terminated and may also declare the Notes, the Obligations, all other amounts payable under the Loan Documents and the Letter of Credit to be due and payable, whereupon the Commitment shall immediately terminate and the Notes and the Obligations shall become immediately due and payable, all without presentment, demand, protest or other notice of any kind. The Agent shall promptly advise the Borrower of any such declaration, but failure to do so shall not impair the effect of such declaration. Except as expressly provided above in this Section presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower. Upon the occurrence of any Event of Default and during the continuance thereof, the Agent, may, at its option (and shall, at the direction of the Required Banks), exercise any of its rights under this Agreement, the other Loan

Documents or any rights and remedies of a secured party under the Uniform Commercial Code.

     12.3 Remedies. (a) Without limiting the generality of the remedies available to the Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Borrower (all and each of which demands, presentments, protests, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing) in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Agent or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold. The Borrower further agrees, at the Agent's request, to assemble the Collateral and make it available to the Agent at places which the Agent shall reasonably select, whether at the Borrower's premises or elsewhere. The Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Agent hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Agent may elect; and only after such application and after the payment by the Agent of any other amount required by any provision of law, including, without limitation, any provision of the Uniform Commercial Code, need the Agent account for the surplus, if any, to the Borrower. To the extent permitted by applicable law, the Borrower waives all claims, damages and demands it may acquire against the Agent arising out of the exercise by the Agent of any of its rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Borrower shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the reasonable fees and disbursements of any attorneys employed by the Agent to collect such deficiency.


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     (b) In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights the Borrower and the Guarantor hereby grant to each Bank, a lien, security interest and right of setoff as security for all Obligations whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of any Bank, including any entity under the control of Fleet Financial Group, Inc., or in transit to any of them. At any time, without demand or notice to the Borrower or the Guarantor (but with notice to the Agent), any Bank may set off the same or any part thereof and apply the same to any Obligation of the Borrower and the Guarantor even though unmatured and regardless of the adequacy of any other collateral securing the Loan. ANY AND ALL RIGHTS TO REQUIRE ANY BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER OR THE GUARANTOR ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

     12.4 Limitation on Duties Regarding Preservation of Collateral. The Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under the Uniform Commercial Code or otherwise, shall be to deal with it in the same manner as the Agent deals with similar property for its own account. Neither the Agent, any Bank nor any of their directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrower or otherwise.

     12.5 No Waiver; Cumulative Remedies. The Agent and the Banks shall not by any act (except by a written instrument pursuant to Section 15.1 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Agent, of any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or


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

concurrently and are not exclusive of any rights or remedies provided by law.

                SECTION 13: BORROWER'S AND GUARANTOR'S INDEMNITY

     13.1 Indemnification by Borrower and Guarantor. (a) The Borrower and the Guarantor, jointly and severally, agree to, and hereby do, indemnify, hold harmless, protect and defend the Agent and each Bank and each of their directors, officers, employees, Affiliates (each an "Indemnitee" and, collectively, the "Indemnitees") from and against any and all liabilities (including, without limitation, all Environmental Liabilities), obligations, losses, damages, claims, suits, actions, judgments, demands, penalties, fines, attorneys' and consultants' fees, investigation and laboratory fees, settlements, court costs, damages, costs and expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way related to, any investigative, administrative or judicial proceeding (whether or not any Indemnitee shall be designated a party thereto) which may be imposed on, incurred by or asserted against any Indemnitee (whether direct, indirect or consequential and whether based on any including, without limitation, securities and commercial laws and regulations, Environmental Laws, under common law or equity, or on contract or otherwise) in any manner relating to or arising out of
(i) this Agreement, any other Loan Document, or any act, event or transaction related or attendant thereto, including without limitation, the negotiation, preparation, execution, delivery, enforcement, performance and administration of this Agreement, any other Loan Document and any amendment, supplement or other modification and/or restatement hereof or thereof, (ii) the making or management of the Loans or the use or intended use of the proceeds of the Loans, (iii) any present or future acquisition or proposed acquisition by the Borrower or by the Guarantor of all or any portion of the stock or the assets of any Person whether or not the Agent or any Bank is a party thereto, (iv) any violation of any Environmental Law by the Borrower or the Guarantor or any of their respective agents, tenants, subtenants or invitees, and (v) any violation of the representations and warranties set forth in Section 9.5 hereof or the covenant set forth in Section 10.23 or Section 10.4 hereof (collectively, the "Indemnified Matters").

     (b) To the extent that (i) the undertaking to indemnify, pay, hold harmless, protect and defend set forth in this Section 13 may be unenforceable because it is violative of any Requirement of Law, Borrower and Guarantor, jointly and severally, shall contribute to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees the maximum portion which the Borrower and/or the Guarantor are permitted to pay and satisfy


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

under such applicable Requirement of Law, and (ii) the Borrower, the Guarantor or any of their respective agents, tenants, subtenants or invitees is strictly liable under any Environmental Law, the Borrower's and/or the Guarantor's obligation to each Indemnitee under this Section 13 shall be without regard to fault on the part of the Borrower, the Guarantor or any of their respective agents, tenants, subtenants or invitees with respect to such Environmental Law which results in liability to, or for which a claim has been asserted against, any Indemnitee. Neither the Borrower nor the Guarantor shall have an obligation to an Indemnitee under this Section 13 with respect to (A) taxes on or measured by any Indemnitee's net income or (B) Indemnified Matters to the extent such Indemnified Matters were caused by or resulted from the gross negligence or willful misconduct of such Indemnitee.

                          SECTION 14: AGENCY PROVISIONS

     14.1 Authorization and Action. Each Bank hereby irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The duties of the Agent shall be mechanical and administrative in nature and the Agent shall not by reason of this Agreement be a trustee or fiduciary for any Bank. The Agent shall have no duties or responsibilities except those expressly set forth in the Loan Documents, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be imposed on the Agent under this Agreement or the other Loan Documents. As to any matters not expressly provided for by this Agreement or the other Loan Documents (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Banks, and such instructions shall be binding upon all Banks and all holders of Notes; provided, however, that the Agent shall not be required to take any action which is not in writing, exposes the Agent to personal liability or which is contrary to this Agreement or the other Loan Documents or applicable law.

     14.2 Liability of Agent. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with any Loan Documents in the absence of its or their own gross negligence or wilful misconduct. Without limitation of the generality of the foregoing, the Agent (1) may treat the payees


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

of any Notes as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent; (2) may consult with legal counsel (including counsel for any Bank or the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (3) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations made in or in connection with any Loan Document; (4) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of the Borrower or the Guarantor or any other Person or to inspect the property (including the books and records) of the Borrower; (5) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, perfection, sufficiency or value of any of the Loan Documents or any other instrument or document furnished pursuant thereto; (6) shall not have any duty to provide notice of any action or the happening of any event, to the Borrower, the Guarantor or any Bank, except as specifically set forth herein; and (7) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

     14.3 Rights of Agent as a Bank. With respect to its Commitment, the Loans made by it and the Note issued to it, the Agent shall have the same rights and powers under the Loan Documents as any other Bank and may exercise the same as though it were not the Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, any of its Subsidiaries and any Person who may do business with or own securities of the Borrower or any Subsidiary, all as if the Agent were not the Agent and without any duty to account therefor to the Banks.

     14.4 Independent Credit Decisions. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall


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

deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent under the terms of any of the Loan Documents, the Agent shall have no duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower or any Subsidiary (or any of their Affiliates) which may come into the possession of the Agent or any of its Affiliates.

     14.5 Indemnification. The Banks agree to indemnify the Agent (to the extent not reimbursed by the Borrower), pro-rata, according to the respective amounts of their Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of any of the Loan Documents or any action taken or omitted by the Agent under any of the Loan Documents, provided that no Bank shall be liable for any portion of any of the foregoing resulting from the Agent's gross negligence or wilful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse the Agent (to the extent not reimbursed by the Borrower) promptly upon demand for its pro-rata share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, administration, or enforcement of, or legal advice in respect of rights or responsibilities under, any of the Loan Documents.

     14.6 Successor Agent. The Agent may resign at any time by giving at least sixty (60) days prior written notice thereof to the Banks and the Borrower and may be removed at any time with or without cause by the Required Banks. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within thirty (30) days after the retiring Agent's giving of notice of resignation or the Required Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal


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

hereunder as Agent, the provisions of this Section 14 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under any of the Loan Documents.

     14.7 Sharing of Payments, Etc. If any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Notes held by all the Banks, such Bank shall purchase from the other Banks such participations in the Notes held by them as shall be necessary to cause such purchasing Bank to share the excess payment pro-rata with each of them, provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and each Bank shall repay to the purchasing Bank the purchase price to the extent of such recovery together with an amount equal to such Bank's pro-rata share (according to the proportion of (i) the amount of such Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 14.7 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation.

     14.8 Pro-Rata Treatment of Loans, Etc. (a) Except to the extent otherwise provided, each borrowing under Section 2.02 shall be made from the Banks and each reduction or termination of the amount of the Commitment under Section 2.06 shall be applied to the respective Commitments of each Bank, pro-rata according to the amounts of their respective unused Commitments; and each prepayment and payment of principal of or interest on Loans shall be made to the Agent for the account of the Banks holding Loans pro-rata in accordance with the respective unpaid principal amounts of such Loans held be such Banks.

     (b) Following the occurrence of an Event of Default, any payments on the Loans or interest thereon received by the Agent from the Borrower or the Guarantors or from its realization on the Collateral shall (subject to Section 14.5) be allocated among the Banks holding the Loans, the Master Agreement Obligations and the Letter of Credit in accordance with the outstanding principal balance, or amounts due under, the Loans, the Master Agreement Obligations and the Letter of Credit held by the Banks respectively. Upon payment in full of the Loans, the Master Agreement Obligations and the Letter of Credit, any recovery received by the Agent from the Borrower or the Guarantors or from


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

its realization on the Collateral shall be applied to the payment of the Fleet Mortgage Loan.

     14.9 Agency Fee. In consideration of service rendered hereunder and pursuant to the other Loan Document in its capacity as Agent hereunder and thereunder, the Borrower shall pay to the Agent an annual agency fee equal to $15,000, with the first such payment being due and payable on the date hereof, and subsequent payments due and payable on the anniversary date of the date of Closing.

                               SECTION 15: GENERAL

     15.1 Waiver; Amendments. No delay on the part of the Agent in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by the Agent of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of the Loan Documents shall in any event be effective unless the same shall be in writing and signed and delivered by the Required Banks, the Agent and the Borrower (in the case of a document to which the Borrower is a party) and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, modification, waiver or consent, shall, unless in writing and signed by all Banks, do any of the following: (i) change the Commitments of the Banks; (ii) reduce the principal of, or interest on, the Loan or any fees hereunder; (iii) extend any date fixed for any payment of principal of, or interest on, the Loan; (iv) amend the definition of the term "Required Banks" or "Borrowing Base"; or (v) release any Collateral (collectively, the "Material Changes"). No Material Change shall, unless in writing and signed by the Agent in addition to the Banks required above to take such action, affect the rights or duties of the Agent under any of the Loan Documents. Notwithstanding the foregoing or any other term or provision of this Agreement, in the event that the Agent provides the Banks with written notice of any event, circumstance or proposed amendment, modification or waiver of any provision of any Loan Documents requiring the consent of the Required Banks hereunder, together with a written statement of Fleet, as a Bank, of the action proposed to be taken with respect to such consent, then if each other Bank fails to respond in writing to any such notice by no later than fifteen (15) days after receipt thereof, then each such other Bank shall be deemed to have consented to the action proposed to be taken by Fleet, and the Agent may unconditionally rely on any such deemed consent in taking any action in furtherance thereof.


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

     15.2 WAIVER OF TRIAL BY JURY. THE BORROWER, GUARANTOR, AGENT AND THE BANKS MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE AGENT TO ACT AS AGENT HEREUNDER AND TO ACCEPT THIS AGREEMENT AND FOR THE BANKS TO ACCEPT THIS AGREEMENT AND MAKE THE LOANS.

     15.3 Notices. Except as otherwise expressly provided herein, all notices hereunder shall be in writing and shall be delivered by telecopier, hand, overnight delivery or by mail. Notices given by mail shall be deemed to have been given three (3) days after the date sent if sent by registered or certified mail, postage prepaid, and:

         (i)  if to the Borrower and/or the Guarantor, to:

                 Suprema Specialties, Inc.
                 510 East 35th Street
                 Paterson, New Jersey 07543
                 Attn:  President

         (ii) if to the Agent or Fleet, to:

                 Fleet Bank, N.A.
                 208 Harrison Road
                 Glen Rock, New Jersey 07452
                 Attn: Edward J. Waterfield, Senior
                       Vice President

         (iii) if to Sovereign, to:

                 Sovereign Bank
                 901 West Park Avenue
                 Ocean, New Jersey 07712
                 Attn: Edward C. Gurskis, Senior Vice President

or in the case of any party, such other address as such party may, by written notice, received by the other party to this Agreement, have designated as its address for notices. Notices given by (i) telecopier shall be deemed to have been given when sent, (ii) hand shall be deemed to have been given the same day they have been sent and (iii) overnight delivery shall be deemed to have been given the day after they have been sent, in each case if properly addressed


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

to the party to whom sent, at its address, as aforesaid. The Agent shall be entitled to reasonably rely upon any telephonic notices purportedly given pursuant to the terms of this Agreement and the Borrower and the Guarantor shall hold the Agent harmless from any loss, cost or expense ensuing from any such reliance.

     15.4 Appointment as Attorney-in-Fact.

     (a) Powers.  In  addition to the power of attorney  granted to the Agent in
Section 10.12 hereof, the Borrower and the Guarantor, jointly and severally, hereby irrevocably constitute and appoint the Agent with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Borrower and/or the Guarantor and in the name of the Borrower and/or the Guarantor or in its own name, from time to time in the Agent's discretion, for the purpose of carrying out the terms of this Agreement, upon the occurrence and during the continuance of any Event of Default to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement and the security interests granted herein, and without limiting the generality of the foregoing, the Borrower hereby gives the Agent the power and right (but not the obligation), on behalf of the Borrower, without notice to or assent by the Borrower, to do the following:

     (i) in the case of any Account or any other Collateral in the name of the Borrower or its own name, or otherwise, to open mail addressed to the Borrower, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account, Instrument, General Intangible or contract right or with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Agent for the purpose of collecting any and all such moneys due under any such Account, Instrument, General Intangible or contract right or with respect to any other Collateral whenever payable;

     (ii) to pay or discharge taxes and liens levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

     (iii) (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Agent or as the

Agent shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against the Borrower and/or the Guarantor with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and in connection therewith, to give such discharges or releases as the Agent may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Agent was the absolute owner thereof for all purposes, and to do at the Agent's option and the Borrower's and/or the Guarantor's expense, at any time, or from time to time, all acts and things which the Agent deems necessary to protect, preserve or realize upon the Collateral and the Liens granted hereunder and to effect the intent of this Agreement, all as fully and effectively as the Borrower might do.

The Borrower and the Guarantor, jointly and severally, hereby ratify all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

     (b) Other Powers. The Borrower and the Guarantor, jointly and severally, also authorize the Agent, at any time and from time to time, to execute, in connection with the sale provided for in Section 12.3 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

     (c) No Duty on Agent's Part. The powers conferred on the Agent hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon the Agent to exercise any such powers. Neither the Agent nor any of its officers, directors, employees or agents shall be responsible to the Borrower or the Guarantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

     15.5 Costs, Expenses and Taxes. The Borrower agrees to pay on demand all out-of-pocket costs and expenses of the Agent and the

Banks (including the reasonable fees and out-of-pocket expenses of legal counsel for the Agent and the Banks) in connection with the preparation, execution and delivery of the Loan Documents, and all out-of-pocket costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by the Agent in connection with the administration of this Agreement and the other Loan Documents and the enforcement of the Loan Documents or any Collateral for any of the foregoing. In addition, the Borrower agrees to pay, and to save the Agent harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Agreement, or the execution and delivery of the Loan Documents. All obligations provided for in this Section
15.5 shall survive any termination of this Agreement.

     15.6 Captions; Section References. Section captions used in this Agreement are for convenience only, and shall not be deemed to be a part of this Agreement. Unless the context clearly indicates otherwise, all section reference contained herein shall refer to the applicable section hereof.

     15.7 Venue; Governing Law. The Loan Documents have been delivered to the Agent, accepted by the Agent and executed in New Jersey and the Loan Documents shall be governed by and construed by the laws of the State of New Jersey. The Borrower and the Guarantor, jointly and severally, hereby irrevocably consent and agree to the jurisdiction of the state and federal courts of New Jersey, and further waive any and all obligations the Borrower may have to the venue of any action, claim, proceeding or counterclaim in connection with the Loans being paid or the Loan Documents in the Courts of New Jersey. The Borrower and the Guarantor, jointly and severally, further agree that any such suit, claim or other legal proceeding shall be brought in the courts of the State of New Jersey. The provisions of this paragraph are a material inducement for the Agent entering into this Agreement.

     15.8 Remedies. All obligations of the Borrower and rights of the Agent and the Banks expressed herein, and in the Loan Documents, shall be in addition to and not in limitation of those provided by applicable law.

     15.9 Successors and Assigns. This Agreement shall be binding upon the Borrower and the Guarantor and their respective successors, and assigns, and upon the Agent and the Banks and their successors and assigns, and shall inure to the benefit of the Borrower, the Guarantor, the Agent and the Banks and their respective successors and assigns. However, neither the Borrower nor the Guarantor may assign its rights or obligations under the Loan Documents and no third party shall have any interest therein.

Any Bank shall have the unrestricted right at any time or from time to time, with the consent of the Agent, not unreasonably withheld, and without the Borrower's or any Guarantor's consent, to assign all or any portion of its rights and obligations hereunder to one or more banks or other financial institutions (each, an "Assignee"), and the Borrower and Guarantor agrees that they shall execute, or cause to be executed, such documents, including without limitation, amendments to this Agreement and to any other documents, instruments and agreements executed in connection herewith as the Agent and/or the Banks shall deem necessary to effect the foregoing. In addition, at the request of any Bank and any such Assignee, the Borrower shall issue one or more new promissory notes, as applicable to any such Assignee and, if such Bank has retained any of its rights and obligations hereunder following such assignment, to such Bank, which new promissory notes shall be issued in replacement of, but not in discharge of, the liability evidenced by the Note held by such Bank prior to such assignment and shall reflect the amount of the Loan held by such Assignee and such Bank after giving effect to such assignment. Upon the execution and delivery of appropriate assignment documentation, amendments and any other documentation required by any Bank in connection with such assignment, and the payment by Assignee of the purchase price agreed to by such Bank and such Assignee, such Assignee shall be a party to this Agreement and shall have all of the rights and obligations of such Bank hereunder (and under any and all other guaranties, documents, instruments, and agreements executed in connection herewith) to the extent that such rights and obligations have been assigned by such Bank pursuant to the assignment documentation between the Bank and such Assignee, and such Bank shall be released from its obligations hereunder and thereunder to a corresponding extent. Any Bank may at any time pledge all or any portion of its rights under the Loan Documents including any portion of the Note to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or enforcement thereof shall release such Bank from its obligations under any of the Loan Documents.

     15.10 Participants. Any Bank shall have the right at any time and from time to time, without the consent of or notice to the Borrower or Guarantor, but only with the consent of the Agent, not unreasonably withheld, to grant to one or more banks or other financial institutions (each, a "Participant") participating interests in the Loans hereunder. In the event of any such grant by any Bank of a participating interest to a Participant, whether or not upon notice to the Borrower, such Bank shall remain responsible for the performance of its obligations hereunder and the Borrower shall continue to deal solely and directly with such

Bank in connection with such Bank's rights and obligations hereunder.

     Any Bank may furnish any information concerning the Borrower in its possession from time to time to prospective Assignees and Participants, provided that such Bank shall require any such prospective Assignee or Participant to agree in writing to maintain the confidentiality of such information.

     15.11 Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     15.12 Survival. All representations and warranties of Borrower shall survive the execution and delivery of this Agreement.

     15.13 Most-Favored Status. In the event that the definitive documentation executed and delivered in connection with the issuance and sale of the New Senior Subordinated Notes or the incurrence of any other Indebtedness permitted to be incurred pursuant to Section 10.20(vi) (such indebtedness, the "Specified Indebtedness") (i) contain covenants or events of default that are more restrictive or onerous on the Borrower than those covenants or events of default contained in this Agreement; (ii) provide for, or permits the exercise of, remedies upon the occurrence of an event of default thereunder (including, without limitation, any direct or indirect acceleration of the obligations of the Borrower thereunder) which are not provided for in, or permitted to be exercised under of in respect of, this Agreement, or (iii) provide security or other sources of payment for obligations of the Borrower under the Specified Indebtedness which have not been provided hereunder or in connection herewith (each such covenant, event of default and provision described in the preceding clauses (i) through (iii) being herein called a "More Favorable Provision"), then prior to or simultaneously with the Borrower entering into or becoming bound by any of the documentation pertaining to the Specified Indebtedness or any amendment, modification or supplement thereto containing a More Favorable Provision, the Borrower shall executed and deliver to the Agent an amendment to this Agreement and such other documents and instruments as the Agent shall reasonably request, in each case satisfactory in form and substance to the Agent, which modify the provisions of this Agreement so as to give the Agent and each Bank the benefit of each More Favorable Provision.

     15.14 Coordination of Covenants with New Senior Subordinated Notes Documentation. Without limiting the rights of the Agent pursuant to Section
15.13 hereof, to the extent that there exist a corollary provision in the Subordinated Debt Documents to Sections 10.14(d), 10.14(e) or Section 10.27(b) hereof, then such corollary provision of the Subordinated Debt Documents (and any defined term used therein) shall be deemed incorporated by reference herein, mutadis mutandis, as if fully set forth herein with the intent that such corollary provision of the Subordinated Debt Documents (and defined terms) shall govern, supersede and replace in all respects the corollary provision set forth and herein (any defined term used herein) and be in all respects binding upon the Borrower and enforceable by the Agent in accordance with its terms (ii) until such time as amendment required pursuant to Section 15.13 hereof shall have been executed and delivered by the Borrower, any More Favorable Provision set forth in the Subordinated Debt documents (and any defined terms used therein) shall be deemed incorporated by reference herein, mutadis mutandis, as if fully set forth herein and in all respects binding upon the Borrower and enforceable by the Agent in accordance with the terms thereof. In furtherance of the incorporation by reference contemplated herein, it is hereby acknowledged that only those provisions of the Subordinated Debt Documents set forth in the documentation pertaining to the issuance of the New Senior Subordinated Notes approved by the Agent shall be subject to such incorporation herein and any subsequent amendment modification or waiver with respect to such provisions in violation of Section 10.30 shall be ineffective as to, and non-binding upon, the Agent.

     15.15 Replacement Note. Upon receipt of an affidavit of an officer of any Bank as to the loss, theft, destruction or mutilation of a Note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon surrender and cancellation of such Note or other security document, the Borrower will issue, in lieu thereof, a replacement Note or other security document in the same principal amount thereof and otherwise of like tenor.

     15.16 Amended and Restated Agreement. This Agreement does not constitute a cancellation or termination of the Original Loan Agreement. This Agreement restates in its entity the Original Loan Agreement, and the terms and conditions of this Agreement supersede and replace the terms and conditions of the Original Loan Agreement as of the date hereof.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first written above.

                                                 SUPREMA SPECIALTIES, INC.
                                                 ("Borrower")


                                                 By: /s/ Mark Cocchiola
                                                    ----------------------------
                                                 Name:  Mark Cocchiola
                                                 Title: President


                                                 SUPREMA SPECIALTIES WEST, INC.
                                                 ("Guarantor")


                                                 By: /s/ Mark Cocchiola
                                                    ----------------------------
                                                 Name:  Mark Cocchiola
                                                 Title: President


                                                 SUPREMA SPECIALITIES NORTHEAST,
                                                 INC. ("Guarantor")


                                                 By: /s/ Mark Cocchiola
                                                    ----------------------------
                                                 Name:  Mark Cocchiola
                                                 Title: President

                                                 FLEET BANK, N.A. ("Agent")


                                                 By: /s/ Edward J. Waterfield
                                                    ----------------------------
                                                 Name: Edward J. Waterfield
                                                 Title: Senior Vice President


                                                 FLEET BANK, N.A. ("Fleet")


                                                 By: /s/ Edward J. Waterfield
                                                    ----------------------------
                                                 Name: Edward J. Waterfield
                                                 Title: Senior Vice President


                                                 SOVEREIGN BANK ("Sovereign")


                                                 By: /s/ Owen P. McKenna
                                                    ----------------------------
                                                 Name: Owen P. McKenna
                                                 Title: Vice President

                                    EXHIBIT A

                         FORM OF SECURED REVOLVING NOTE

$25,000,000.00                                                 December 16, 1998

     FOR VALUE RECEIVED, the undersigned, SUPREMA SPECIALTIES, INC., a corporation duly organized and existing under the laws of the State of New York (the "Borrower"), hereby unconditionally promises to pay to the order of _______________________________ (the "Bank"), at the office of Fleet Bank, N.A., as Agent (the "Agent"), having an address at 208 Harristown Road, Glen Rock, New Jersey 07452, for the account of the Bank, on the Termination Date, the principal amount of up to _______________________________ ($______________) or,
if less, the aggregate unpaid principal amount of the Loans made by the Bank to the Borrower pursuant to the Loan Agreement (as such term is defined below), together with interest on the aggregate unpaid principal amount thereof.

     This Note shall be governed by the terms and provisions of that certain Second Amended and Restated Revolving Loan, Guaranty and Security Agreement dated as of the date hereof between the Borrower, Suprema Specialties West, Inc., as a guarantor, Suprema Specialties Northeast, Inc. as a guarantor (collectively, Suprema Specialties West, Inc. and Suprema Specialties Northeast, Inc. are referred to herein as the "Guarantors"), the Agent, the Bank, and certain other banks parties thereto, as the same may be amended, supplemented, restated or otherwise modified from time to time (the "Loan Agreement"). This Note shall be entitled to the benefits of all of the terms and conditions of, and the security of all security interests, liens and rights granted by Borrower and Guarantors to the Agent for the benefit of the Bank under the Loan Agreement and the other Loan Documents. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

     The Borrower shall pay interest to the Bank on the outstanding principal balance of this Note at the Lending Rate. During any period in which an Event of Default shall have occurred and be continuing, whether or not the maturity of the Loans shall be accelerated, or after the Termination Date, the rate of interest payable hereunder shall be the Default Rate, which is a per annum rate equal to the Lending Rate plus an additional three percent (3%); provided, that in no event shall any interest paid hereunder exceed the maximum rate permitted by law.

     The Borrower shall pay the Bank all interest accrued on the Loans in accordance with the Loan Agreement. Any payment not received within ten (10) days of its due date shall be accompanied by a late charge of five percent (5%) of the amount of such payment. The entire unpaid principal balance of this Note, plus any accrued and unpaid interest, shall be due and payable on the Termination Date. All such principal and interest shall be payable in lawful currency of the United States of America in immediately available funds.

     The Bank shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower hereunder and the amount of principal and interest payable and paid from time to time under the Loans. In any legal proceeding relating to the Loans, the entries made in such account shall be presumptive evidence of the existence and amounts of the obligations of the Borrower therein recorded.

     Upon the receipt of an affidavit of an officer of the Bank as to the loss, theft, destruction or mutilation of this Note, and, in the case of any loss, theft, destruction or mutilation, upon surrender and cancellation of this Note, the Borrower will issue, in lieu thereof, a replacement note in the same principal amount thereof and otherwise of like tenor.

     In the event that any date for payment of interest or principal hereunder is not a Business Day, such payment shall be due on the next succeeding day which is a Business Day and interest shall accrue for such extension of time.

     The Borrower shall further reimburse the Bank or any holder of this Note for any loss or expense (including reasonable attorney's fees) which they may sustain or incur as a consequence of the failure by the Borrower to honor its obligations hereunder.

     No course of dealing between the Borrower and the Bank or any delay on the part of the Bank in exercising any rights hereunder shall operate as a waiver of any rights of any holder hereof. All the covenants, stipulations, promises and agreements in this Note contained by or on behalf of the Borrower shall bind its successors and assigns, whether so expressed or not. This Note shall be construed in accordance with and be governed by the laws of the State of New Jersey.

                                      SUPREMA SPECIALTIES, INC.


                                      By:
                                         -------------------------------
                                      Name:  Mark Cocchiola
                                      Title: President

                            SUPREMA SPECIALTIES, INC.

Schedule Attached to the Restated Secured Revolving Note of Suprema Specialties, Inc. payable to the order of ____________

                     LOANS, INTEREST AND PRINCIPAL PAYMENTS

Date     Loan         Principal      Interest     Interest Paid     Notation
----     ----         ---------      --------     -------------     --------
        Amount        Balance        Rate         to Date           Made By
        ------        -------        ----         -------           -------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

The aggregate unpaid principal amount shown on this schedule shall be rebuttable presumptive evidence of the principal amount owing and unpaid on this Note. The failure to record the date and amount of any Loan on this schedule shall not however, limit or otherwise affect the obligations of the Borrower under the Loan Agreement or under this Note to repay the principal amount of the Loans evidenced by this Note together with all interest accruing thereon.

                                    EXHIBIT B

                       FORM OF BORROWING BASE CERTIFICATE

                                    EXHIBIT C

                     FORM OF COVENANT COMPLIANCE CERTIFICATE

                                   SCHEDULE A

UCC Lien Search Report Jurisdictions

A.  New Jersey
B.  California
C.  New York
D.  Vermont

                                  SCHEDULE 8.2

                                   Trademarks

1.  Suprema Di Avellino

2.  DiLatto

                                  SCHEDULE 8.3

                                   Tradenames

Suprema

                                  SCHEDULE 8.4

                       Location of Inventory and Equipment

1.   510 East 35th Street
     Paterson, New Jersey  07543-0280

2.   14253 South Airport Way
     Manteca, California  95336

3.   30 Main Street,
     Ogdensburg, New York 13669

4.   14293 South Airport Way
     Manteca, California  95336

5.   Christian Salvesen
     1270 Shaw Road
     Stockton, California  95205

6.   Port Jersey Dist. Services
     2 Colony Road
     Jersey City, New Jersey  07305

7.   Great Lakes of Ohio
     9988 Kingman Road
     Newbury, Ohio  44065

8.   Burris Refrig. Services
     3946 Federalsburg Highway
     Federalsburg, Maryland  21632

9.   ACCEM Warehouse
     63-89 Hook Road
     Bayonne, New Jersey  07002

10.  D.G.B. Warehouse
     970-I New Brunswick Avenue
     Rahway, New Jersey  07065

11.  Columbia Farms, Inc.
     16 Sutton Road
     Webster, Massachusetts  01570

12.  East Coast Storage
     1140 Polaris Street
     Elizabeth, New Jersey  07201

13.  Nite Hawk
     136-142 Rochelle Avenue
     Rochelle Park, New Jersey  07662

14.  Biazzo
     1145 Edgewater Avenue
     Ridgefield, New Jersey  07657

15.  C&S
     Old Ferry Road
     Brattleboro, Vermont  05302

                                 SCHEDULE 8.4(A)

                       Location of Inventory and Equipment
                   for which Agent and Banks shall not require
                            Landlord/Warehouse Waiver

1.   Biazzo
     1145 Edgewater Avenue
     Ridgefield, New Jersey 07657

2.   C&S
     Old Ferry Road
     Brattleboro, Vermont 05302

                                 SCHEDULE 8.4(B)

                          Location of Books and Records

510 East 35th Street
Paterson, New Jersey 07543-0280

14253 So. Airport Way
Manteca, California

30 Main Street
Ogdensburg, New York 13669

                                  SCHEDULE 8.5

                       Chief Executive Office and Address

510 East 35th Street
Paterson, New Jersey

                                  SCHEDULE 8.6

                            Other Places of Business

14253 So. Airport Way
Manteca, California

30 Main Street
Ogdensburg, New York 13669

                                 SCHEDULE 10.20

                              Existing Indebtedness

                                      None